UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CORTEVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2020 PROXY STATEMENT
& NOTICE OF ANNUAL REPORT

CORTEVA™
agriscience

March 19, 2020

LETTER FROM CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Dear Investor:

On behalf of the Board of Directors, we invite you to attend the Annual Stockholder Meeting of Corteva, Inc. (“Annual Meeting”), which will be held on April 28, 2020 at 11.00 A.M. Central Daylight Time. The Notice of 2020 Annual Stockholders Meeting and this Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Consistent with our core value to “Live Safely”, we intend to hold our Annual Meeting virtually to do our part to reduce the spread of COVID-19 and maximize your ability to participate in these challenging circumstances. We continue to monitor developments with respect to COVID-19, and remain committed to our stockholders, customers, and above all the safety and health of our employees during these unprecedented circumstances.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you can vote during the Annual Meeting even if you previously submitted your proxy.

For those who can’t attend the Annual Meeting, we plan to continue our stockholder engagement efforts throughout the year and continue to make available on the Investor Relations section of our website a variety of information for investors. Therefore, we hope this will allow those who cannot attend the meeting to continue to hear Corteva executives discuss our results, plans, and responses to significant events, like COVID-19.

With this proxy filing, we intend to address our ongoing commitments to strong corporate governance and sustainability. On behalf of the Board of Directors and management, we want to thank you for your continued investment in our vision for the future. We appreciate the opportunity to serve Corteva on your behalf.

Sincerely,

Gregory R. Page Chair of Board	James C. Collins, Jr. Chief Executive Officer and Director

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

At the 2020 Annual Meeting of Stockholders (the “2020 Meeting”), stockholders will vote on the following matters either by proxy or in person:

Date: Tuesday, April 28, 2020 Time: 11:00 A.M. Central Daylight Time Location: Virtually at www.virtualshareholdermeeting.com/CTVA2020

Agenda:

1.  Election of the 12 directors named in the Proxy Statement.

2.  Advisory resolution to approve executive compensation of the Company’s named executive officers.

3.  Advisory resolution on the frequency of the stockholder vote on the compensation of the Company’s named executive officers.

4.  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020.

5.  Approval of Corteva, Inc. Global Omnibus Employee Stock Purchase Plan.

6.  Transaction of any other business as may properly come before the 2020 Meeting.

How to Vote

Your vote is important. Whether or not you plan on attending the 2020 Meeting, please vote your shares as soon as possible by internet, telephone or mail.

BY INTERNET www.proxyvote.com	BY PHONE 1-800-690-6903 or the number provided on your voting instructions	BY MAIL Use the postage-paid envelope provided

The Board of Directors of Corteva, Inc. (the “Board”) has set the close of business on March 9, 2020, as the record date for determining stockholders who are entitled to receive notice of the 2020 Meeting and to vote.

As permitted by U.S. Securities and Exchange Commission (the “SEC”) rules, proxy materials were made available via the internet. Notice regarding availability of proxy materials and instructions on how to access those materials were mailed to certain stockholders of record on or about March 19, 2020 (the “Notice”). The instructions included how to vote online and how to request a paper copy of the proxy materials. This method of notice and access gives the Company a lower-cost way to furnish stockholders with their proxy materials.

Proof of stock ownership is necessary to attend the 2020 Meeting. Please see page 2 of the Proxy Statement for information on attending in person.

Thank you for your continued support and your interest in Corteva, Inc.

Cornel B. Fuerer

Senior Vice President, General Counsel and Secretary

March 19, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON APRIL 28, 2020

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Cautionary Statement About Forward-Looking Statements

This proxy statement contains certain estimates and forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures, and financial results, as well as expected benefits from, the separation of Corteva from DowDuPont, Inc., are forward-looking statements.

Forward-looking statements and other estimates are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond Corteva’s control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Some of the important factors that could cause Corteva’s actual results to differ materially from those projected in any such forward-looking statements include: (i) failure to successfully develop and commercialize Corteva’s pipeline; (ii) effect of competition and consolidation in Corteva’s industry; (iii) failure to obtain or maintain the necessary regulatory approvals for some Corteva’s products; (iv) failure to enforce Corteva’s intellectual property rights or defend against intellectual property claims asserted by others; (v) effect of competition from manufacturers of generic products; (vi) impact of Corteva’s dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (vii) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (viii) effect of the degree of public understanding and acceptance or perceived public acceptance of Corteva’s biotechnology and other agricultural products; (ix) effect of changes in agricultural and related policies of governments and international organizations; (x) effect of industrial espionage and other disruptions to Corteva’s supply chain, information technology or network systems; (xi) competitor’s establishment of an intermediary platform for distribution of Corteva’s products; (xii) effect of volatility in Corteva’s input costs; (xiii) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to Corteva; (xiv) failure of Corteva’s customers to pay their debts to Corteva, including customer financing programs; (xv) failure to realize the anticipated benefits of the internal reorganizations taken by DowDuPont in connection with the spin-off of Corteva, including failure to benefit from significant cost synergies; (xvi) risks related to the indemnification obligations of legacy liabilities of E.I. du Pont de Nemours and Company (“EID”) in connection with the separation of Corteva; (xvii) increases in pension and other post-employment benefit plan funding obligations; (xviii) effect of compliance with laws and requirements and adverse judgments on litigation; (xix) risks related to Corteva’s global operations; (xx) effect of climate change and unpredictable seasonal and weather factors; (xxi) effect of counterfeit products; (xxii) failure to effectively manage acquisitions, divestitures, alliances and other portfolio actions; (xxiii) risks related to non-cash charges from impairment of goodwill or intangible assets; and (xxiv) other risks related to the Separation from DowDuPont, Inc.

Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in Part 1, Item 1A, of the Company’s Annual Report on Form 10-K.

2020 Annual Meeting of Stockholders

Corteva, Inc.

Corteva 2020 Proxy Statement  |

PROXY STATEMENT SUMMARY

Annual Meeting of Stockholders

Date and Time	Place	Record Date
April 28, 2020 11:00 A.M. Central Daylight Time	Virtually at: www.virtualshareholdermeeting.com/CTVA2020	March 9, 2020

Meeting Agenda and Voting Recommendations

Agenda Item		Board Recommendation	Page
1:	ELECTION OF DIRECTORS	FOR EACH NOMINEE	16
2:	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	FOR	51
3:	ADVISORY RESOLUTION ON THE FREQUENCY OF THE STOCKHOLDER VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	ONE YEAR	52
4:	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR	53
5:	APPROVAL OF CORTEVA, INC. GLOBAL OMNIBUS EMPLOYEE STOCK PURCHASE PLAN	FOR	56

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Corteva 2020 Proxy Statement  |  i

PROXY STATEMENT SUMMARY

Corteva’s Background and Formation

Background

Corteva, Inc. (“Corteva” or the “Company”) combines the strengths of E. I. du Pont de Nemours and Company’s Pioneer and Crop Protection businesses and the Dow Chemical Company’s agriculture science business to create a leading global provider of seed and crop protection solutions focused on the agriculture industry. The Company is focused on advancing its science-based innovation, which aims to deliver a wide range of improved products and services to its customers. Through the combination of these innovation pipelines, Corteva has one of the broadest and most productive new product pipelines in the agriculture industry. The Company intends to leverage its rich heritage of scientific achievement to advance its robust innovation pipeline and continue to shape the future of responsible agriculture. New products are crucial to solving farmers’ productivity challenges amid a growing global population while addressing natural resistance, regulatory changes, safety requirements and competitive dynamics. The Company’s investment in technology-based and solution-based product offerings allows it to meet farmers’ evolving needs while ensuring that its investments generate sufficient returns. Meanwhile, through Corteva’s unique routes to market, the Company continues to work face-to-face with farmers around the world to deeply understand their needs. The Company’s broad portfolio of agriculture solutions fuels farmer productivity in approximately 140 countries. Total worldwide employment at December 31, 2019 was about 21,000 people.

Our Formation

On June 1, 2019, Corteva became an independent, publicly traded company through the previously announced separation (the “Separation”) of the agriculture business of DuPont de Nemours, Inc. (formerly known as DowDuPont Inc.) (“DuPont” or “DowDuPont”). DowDuPont was formed on December 9, 2015 to effect an all-stock, merger of equals strategic combination between the Dow Chemical Company (“Historical Dow”) and E. I. du Pont de Nemours and Company (“Historical DuPont” or “EID”). On August 31, 2017, Historical Dow and Historical DuPont each merged with wholly owned subsidiaries of DowDuPont and, as a result of the mergers, Historical Dow and Historical DuPont became subsidiaries of DowDuPont (collectively, the “Merger”).

Subsequent to the Merger, Historical Dow and EID engaged in a series of internal reorganization and realignment steps to realign their businesses into three subgroups: agriculture, materials science and specialty products through a series of tax-efficient transactions (collectively, the “Business Separations”).

In furtherance of the Business Separations, EID engaged in a series of internal reorganization and realignment steps (the “Internal Reorganization” and the “Business Realignment,” respectively) to realign its businesses into three subgroups: agriculture, materials science and specialty products. As part of the Internal Reorganization:

•

the assets and liabilities aligned with EID’s materials science business, including EID’s ethylene and ethylene copolymers business, excluding its ethylene acrylic elastomers business, (“EID ECP”) were transferred or conveyed to separate legal entities (the “Materials Science Entities”) that were ultimately conveyed by DowDuPont to Dow Inc. (“Dow”);

•	the assets and liabilities aligned with EID’s specialty products business were transferred or conveyed to separate legal entities (“EID Specialty Products Entities”);
•	on April 1, 2019, EID transferred and conveyed its Materials Science Entities to Dow;
•

on April 1, 2019, DowDuPont completed the separation of its materials science business into a separate and independent public company by way of a distribution of Dow through a pro rata dividend in-kind of all of the then-issued and outstanding shares of Dow’s common stock, par value $0.01 per share, to holders of DowDuPont’s common stock, as of the close of business on March 21, 2019 (the “Dow Distribution”);

•	on May 1, 2019, EID distributed its Specialty Products Entities to DowDuPont;
•	on May 2, 2019, DowDuPont conveyed Dow Ag Entities to EID and in connection with the foregoing, EID issued additional shares of its common stock to DowDuPont; and
•	on May 31, 2019, DowDuPont contributed EID to Corteva.

The Separation of Corteva was effectuated through a pro rata distribution of all of the then-issued and outstanding shares of common stock, par value $0.01 per share, of Corteva, Inc., which was then a wholly-owned subsidiary of DowDuPont, to holders of record of DowDuPont common stock as of the close of business on May 24, 2019 (the “Corteva Separation” and together with the Dow Distribution, the “Distributions”). As a result of the Internal Reorganization, on May 31, 2019, EID was contributed to Corteva and, as a result, Corteva, Inc. owns 100% of the outstanding common stock of EID. Prior to March 31, 2019, Corteva, Inc. had engaged in no business operations and had no assets or liabilities of any kind, other than those incident to its formation. On June 1, 2019, DowDuPont completed the Separation, and Corteva’s common stock began trading the “regular way” under the ticker symbol “CTVA” on June 3, 2019, the first business day after June 1, 2019.

ii  |  Corteva 2020 Proxy Statement

PROXY STATEMENT SUMMARY

In connection with the Separation, DowDuPont Inc. changed its name to DuPont de Nemours, Inc. With respect to this proxy statement, EID is referred to as Historical DuPont with respect to events occurring prior to the Internal Reorganization.

Director Nominees

You are being asked to vote on the election of 12 directors. All directors are elected annually. Detailed information about each nominee’s background, skills and expertise can be found in Proposal 1 — Election of Directors.

Name Age Current Position	Independent	Audit Committee	Nomination and Governance Committee	People and Compensation Committee	Sustainability, Safety & Innovation Committee	Other Current Public Boards
(As of the date of the Proxy)
Lamberto Andreotti Age 69 Former Chair & Chief Executive Officer, Bristol-Myers Squibb	🌑			🌑C	🌑	0
Robert A. Brown Age 63 President, Boston University	🌑		🌑		🌑C	0
James C. Collins, Jr. Age 57 Chief Executive Officer, Corteva						0
Klaus A. Engel Age 63 Retired CEO of Evonik Industries	🌑	🌑	🌑			0
Michael O. Johanns Age 69 Retired U.S. Senator	🌑	🌑	🌑			1
Lois D. Juliber Age 70 Former Vice Chairman, Colgate- Palmolive Company	🌑			🌑	🌑	1
Rebecca B. Liebert Age 52 Executive Vice President, PPG Industries, Inc.	🌑			🌑	🌑	0
Marcos M. Lutz Age 50 Chief Executive Officer, Cosan Limited	🌑	🌑		🌑		1
Nayaki Nayyar Age 49 President, Digital Service and Operations Management, BMC Software	🌑	🌑	🌑			1
Gregory R. Page Age 68 Retired Chair & Chief Executive Officer, Cargill, Incorporated	🌑	🌑	🌑C			3
Lee M. Thomas Age 75 Former Chair & Chief Executive Officer, Rayonier Inc.	🌑			🌑	🌑	0
Patrick J. Ward Age 56 Former Chief Financial Officer, Cummins Inc.	🌑	🌑C	🌑			0

C = Chair

Corteva 2020 Proxy Statement  |  iii

PROXY STATEMENT SUMMARY

Corporate Governance Best Practices

As part of Corteva’s commitment to high ethical standards, the Board follows sound governance practices. These practices, which are summarized below, are described in more detail beginning on page 4 of the Proxy Statement and on the Company’s website at www.investors.corteva.com/corporate-governance.

Board Independence	Director Elections	Board Practices	Stock Ownership Requirements	Stockholder Rights
11 of 12 Director nominees are independent Independent Board Committees	Annual Board elections Director elections by a majority of votes cast Directors not elected by a majority of votes cast are subject to the Company’s resignation policy	Independent Director executive sessions Annual Board and Committee evaluations Director orientation and education	Non-employee directors are required to hold equity compensation until retirement Executives and directors prohibited from hedging or pledging Company stock	Stockholder right to call special meetings (25% ownership threshold) No super-majority stockholder voting requirements Eligible stockholders are able to nominate directors through proxy access

The following summarizes key governance characteristics related to the executive compensation programs in which the named executive officers participate:

KEY EXECUTIVE COMPENSATION PRACTICES

✔  Use of performance metrics to align pay with performance with a structure designed to discourage excessive risk-taking

✔  Balancing short-term and long-term incentives using multiple performance metrics, which balance achieving near-term targets with investing for sustainable long-term growth through innovation

✔  Set rigorous stock ownership and retention requirements for our named executive officers

✔  Significant focus on performance-based pay

✔  Maintaining a compensation clawback policy

✔  Employ an independent compensation consultant to review and advise on executive compensation

✔  Use tally sheets to monitor executive compensation

✔  Regularly review the People and Compensation Committee charter to ensure independence and adherence to best practices and priorities

✔  Regularly review our peer group with the Committee to ensure appropriate benchmarking of our compensation programs

✔  Initiating annual say-on-pay votes

✔  Prohibit hedging and pledging of Corteva securities by our executives and directors

✔  No new single-trigger change in control agreements

✔  Prohibit option repricing, reloads, exchanges or options granted below market value

✔  No gross-ups on benefits or perquisites

✔  No dividends paid on unvested or unearned performance share units

iv  |  Corteva 2020 Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON APRIL 28, 2020

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Stockholders may request their proxy materials be delivered to them electronically in 2020 by visiting

www.investordelivery.com

VOTING AND ATTENDANCE PROCEDURES

In this Proxy Statement, you will find information on the Board of Directors of Corteva, Inc. (the “Board”), the candidates for election to the Board, and four other items to be voted upon at the 2020 Annual Meeting of Stockholders (the “2020 Meeting”) and any adjournment or postponement of the 2020 Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board to help you decide how to vote and to provide information on the Company’s corporate governance and compensation practices. This Proxy Statement is first being distributed to stockholders on or about March 19, 2020.

Vote Your Shares in Advance

You may vote your shares by internet, telephone or signing and returning the enclosed proxy or other voting instruction form. Your shares will be voted only if the proxy or voting instruction form is properly executed and received by the independent Inspectors of Election prior to the 2020 Meeting. Except as provided below with respect to shares held in employee savings plans, if no specific instructions are given by you when you execute your voting instruction form, as explained on the form, your shares will be voted as recommended by the Board.

You may revoke your proxy or voting instructions at any time before their use at the 2020 Meeting by sending a written revocation, by submitting another proxy or voting form on a later date, or by attending the 2020 Meeting and voting in person. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you hold Corteva common stock.

Confidential Voting

The Company maintains vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in other limited circumstances. The policy further provides that employees may confidentially vote their shares of Company stock held by employee savings plans, and requires the appointment of an independent tabulator and Inspectors of Election for the 2020 Meeting.

Dividend Reinvestment Plan Shares and Employee Savings Plan Shares

If you are enrolled in the direct stock purchase plan and the dividend reinvestment plan administered by Computershare Trust Company, N.A. (the “Computershare”), the Corteva common stock owned on the record date by you directly in registered form, plus all shares of common stock held for you at Computershare, will appear together on a single proxy voting form. If no instructions are provided by you on an executed proxy voting form, your shares at Computershare will be voted as recommended by the Board.

Participants in various employee savings plans will receive a voting instruction form. Your executed form will provide voting instructions to the respective plan trustee. If no instructions are provided, the plan trustees and/or administrators for the relevant employee savings plan will vote the shares according to the provisions of the relevant employee savings plan. To allow sufficient time for voting, your voting instructions must be received by 11:59 P.M. Eastern Time on April 23, 2020. You may not vote your shares held in an employee savings plan in person at the Annual Meeting.

Shares Outstanding and Quorum

At the close of business on the record date, March 9, 2020, there were 749,283,339 shares of Corteva, Inc. common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. The holders of at least 50% of

Corteva 2020 Proxy Statement  |  1

VOTING AND ATTENDANCE PROCEDURES

the issued and outstanding shares of common stock entitled to vote that are present in person or represented by proxy constitute a quorum for the transaction of business at the 2020 Meeting.

For Agenda Item 1: Election of Directors, each nominee must receive more FOR votes than AGAINST votes in order to be elected. For Agenda Item 3, stockholders must select ONE YEAR, TWO YEARS, or THREE YEARS in order to select their preferred frequency for an advisory vote on named executive officer compensation. For all other Agenda Items to be presented for a vote at the 2020 Meeting (2, 4, and 5), each such item must receive more FOR votes than AGAINST votes in order to be approved. Abstentions and broker non-votes will be included in determining the presence of a quorum at the 2020 Meeting, but will not be counted or have an effect on the outcome of any matter except as specified below with respect to Agenda Item 4.

Broker non-votes occur when a person holding shares through a bank or broker, meaning that their shares are held in a nominee name or beneficially through such bank or broker, does not provide instructions as to how to vote their shares and the bank or broker is not permitted to exercise voting discretion. Under New York Stock Exchange (“NYSE”) rules, your bank or broker may vote shares held in beneficial name only on Agenda Item 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm, without instruction from you, but may not vote on any other matter to be voted on at the 2020 Meeting. A list of stockholders of record entitled to vote shall be open to any stockholder for any purpose relevant to the 2020 Meeting for ten days before the 2020 Meeting, during normal business hours, at the Office of the Corporate Secretary.

Proxy Solicitation on Behalf of the Board

The Board is soliciting proxies to provide an opportunity for all stockholders to vote, whether or not the stockholders are able to attend the 2020 Meeting or an adjournment or postponement thereof. Directors, officers and employees may solicit proxies on behalf of the Board in person, by mail, by telephone or by electronic communication. The proxy representatives of the Board will not be specially compensated for their services in this regard.

Attending the 2020 Meeting

This year our 2020 Meeting will be a completely virtual meeting with no physical meeting location. The meeting will only be conducted via live webcast. We believe this format will allow for greater participation of our stockholders generally and, in light of the coronavirus outbreak (“COVID-19”), is consistent with the Company’s core values to live safely. Conducting a virtual meeting will also allow stockholders whose travel may be restricted due to COVID-19 to partake in the meeting.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/CTVA2020 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the voting instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 10:30 a.m. CDT on April 28, 2020. The meeting will begin promptly at 11:00 a.m. CDT on April 28, 2020.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

We are committed to ensuring our stockholders have the same rights and opportunities to participate in the 2020 Meeting as if it been held in a physical location. If you wish to submit a question during the meeting, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/CTVA2020, type your question into the “Ask a Question” field, and click “Submit.”

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment or product or service issues, are not pertinent to meeting matters and therefore will not be answered.

2  |  Corteva 2020 Proxy Statement

VOTING AND ATTENDANCE PROCEDURES

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call : 800-586-1548 (Toll Free) or 303-562-9288 (International Toll). Technical support will be available starting at 10:30 a.m. CDT on April 28, 2020 and through the conclusion of the meeting.

Other Matters

The Board does not intend to present any business at the 2020 Meeting that is not described in this Proxy Statement. The enclosed proxy or other voting instruction form confers upon the designated persons the discretion to vote the shares represented in accordance with their best judgment. Such discretionary authority extends to any other properly presented matter. The Board is not aware of any other matter that may properly be presented for action at the 2020 Meeting.

Corteva 2020 Proxy Statement  |  3

CORPORATE GOVERNANCE

Strong corporate governance is an integral part of our core values, and, as a result, Corteva is committed to applying the same sound corporate governance practices. Within this section, you will find information about our Board and corporate governance policies and practices.

BOARD OF DIRECTORS

Nomination Process. All candidates for Board membership are evaluated by the Nomination and Governance Committee. In evaluating candidates, including existing Board members, the Nomination and Governance Committee considers an individual candidate’s personal and professional responsibilities and experiences, the then-current composition of the Board, the diversity of the then-current board and the challenges and needs of the Company in an effort to ensure that the Board, at any time, is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its stockholders. The Nomination and Governance Committee may also consider recommendations from third-party search firms, whose function is to assist in identifying qualified candidates. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the Nomination and Governance Committee considers a potential nominee or director’s:

•	integrity and demonstrated high ethical standards;
•	experience with business administration processes and principles;
•	ability to express opinions, raise difficult questions, and make informed, independent judgments;
•

knowledge, experience, and skills in one or more specialty areas (such as accounting or finance, legal, regulatory or governmental affairs, human capital management, product development, agriculture industry, technology, global operations or corporate strategy, among others);

•	ability to devote sufficient time to prepare for and attend Board meetings;
•	willingness and ability to work with other members of the Board in an open and constructive manner;
•	ability to communicate clearly and persuasively; and
•	diversity with respect to other characteristics, which may include, gender, age, ethnicity, race, nationality, skills and experience.

Stockholder Nomination Process. Stockholders who wish to submit names to be considered by the Nomination and Governance Committee for nomination for election to the Board of Directors may do so by contacting us through the Corporate Secretary Office, Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805 and should submit the following information:

•	the name and record address of the stockholder of record making such nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated,
•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder or such other person,
•	a description of all arrangements or understandings between such stockholder and any such other person or persons or any nominee or nominees in connection with the nomination by such stockholder,
•

such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to be named in the Proxy Statement for the Annual Meeting as a nominee and to serve as a director of the Company if so elected,

•	a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to make such nomination,
•

a duly executed representation that, if elected as a director of the Company, the proposed nominee shall comply with the Company’s Code of Business Ethics and Board of Director’s Governance Guidelines in all respects, share ownership and trading policies and guidelines and any other Company policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement, and

•

a completed and duly executed written questionnaire with respect to the background of the nominating stockholder and any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request).

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CORPORATE GOVERNANCE

Stockholders wishing to nominate a director should follow the specific procedures set forth in the Company’s Bylaws.

Qualifications of Directors and Nominees. The Board is committed to maintaining a diverse and well-rounded membership, complete with qualifications, skills and experience that support not only the Company’s business needs, but that also provide a current, holistic approach to the Company’s business model as a whole. We believe the Board has developed a deep and varied skill set, with a membership that reflects a comprehensive spectrum of both professional and personal experiences. The Board is committed to diversity and inclusion at the Board level and throughout the Company and has taken steps to identify diverse candidates with respect to gender, ethnicity, race, nationality, age, skills and experience in the context of the needs of the Board in the pool of potential candidates under consideration, while balancing the need to identify candidates for nomination that add to, or otherwise complement, the skills and qualifications of its existing members.

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CORPORATE GOVERNANCE

The Nomination and Governance Committee and the Board carefully considered the qualifications, skills and experience of each nominee when concluding that this year’s nominees should serve on the Board. The chart below highlights certain of the diverse sets of skills, knowledge, background and experience that are represented on our Board:

CORTEVA BOARD OF DIRECTORS SKILLS, EXPERIENCE & ATTRIBUTES MATRIX	Andreotti	Brown	Collins	Engel	Johanns	Juliber	Liebert	Lutz	Nayyar	Page	Thomas	Ward
C-Suite Executive Leadership Experience Business and strategic management experience from service in a significant leadership position, such as CEO, CFO or other senior executive role	🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑	🌑	🌑	🌑

Other Public Company Board Service (within last 5 years)

Experience serving on the boards of other public companies, which provides an understanding of corporate governance practices and the dynamics and operation of a corporate board, management accountability and protecting stockholder interests

	🌑	🌑			🌑	🌑		🌑	🌑	🌑	🌑	🌑
Agriculture Industry Experience In-depth knowledge of our industry, operations, and competitive environment			🌑		🌑			🌑		🌑

Accounting/Finance/Financial Reporting Expertise

Experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor, or experience actively supervising such person(s) and possessing a deep understanding of accounting, financial reporting, financial strategy and capital allocation

	🌑	🌑		🌑	🌑	🌑		🌑		🌑		🌑
Science and Innovation Strong science/biotech background and/or R&D experience	🌑	🌑		🌑		🌑	🌑		🌑
Information Technology / Cybersecurity Experience with driving technological innovation for business efficiency and revenue opportunities; experience managing/mitigating cybersecurity risks		🌑				🌑	🌑		🌑
Digital / Artificial Intelligence Experience incorporating artificial intelligence (AI) into digital marketing strategy; experience with technology-based customer applications									🌑
Government/Regulatory Experience with regulated businesses, regulatory requirements and interacting with regulators and members of government or prior service in government	🌑		🌑		🌑	🌑		🌑		🌑	🌑
Human Capital/Talent Management Experience with compensation, attracting and retaining top talent, development and succession planning	🌑		🌑	🌑		🌑	🌑	🌑			🌑	🌑
International/Global Business Experience Global business experience, including managing and growing organizations outside the U.S.	🌑		🌑	🌑		🌑	🌑	🌑	🌑	🌑	🌑	🌑

Environmental/Sustainability/Corporate Responsibility

Experience in managing environmental, corporate responsibility and sustainability initiatives and their relationship to the company’s business and strategy

	🌑	🌑	🌑	🌑			🌑	🌑		🌑	🌑

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE POLICIES

Director Independence. The Board of Directors has made the determination that all director nominees standing for election, except Mr. Collins, are independent according to the applicable rules and regulations of the Securities and Exchange Commission, and the New York Stock Exchange listing standards. It is the policy of the Board of Directors that every member of the audit, people and compensation, and nomination and governance committees should be an independent director. The charters of each of these committees and the Board of Directors Corporate Governance Guidelines are available free of charge on the “Corporate Governance” section of the Company’s website at www.investors.corteva.com or upon written request to Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805, Attention: Corporate Secretary Office. Changes to any committee charter or the Corporate Governance Guidelines will be reflected on the Company’s website.

Board Leadership Structure. Mr. Page is an independent director and currently serves as Chair of the Board of Directors. Our Corporate Governance Guidelines require the appointment of an independent Lead Director if our Chair is not independent. The term of any such Lead Director would be expected to be at least one year.

Risk Oversight. Risk is inherent in every material business activity that we undertake. Our business exposes us to strategic, regulatory, market, financial compliance, operational and reputational risks. To support our corporate goals and objectives, risk appetite, and business and risk strategies, we maintain a governance structure that delineates the responsibilities for risk management activities, and the governance and oversight of those activities, between management and our Board.

The Board is committed to strong, independent oversight of management and risk through a governance structure that includes other Board committees. Under our structure, it is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to the Company. The Board has oversight responsibility for the process established to report and monitor the most significant risks applicable to the Company. The Board administers its risk oversight role directly and through its committee structure and the committees’ regular reports to the Board at Board meetings. The Board divides its risk oversight responsibilities between itself and its committees by having each review or assess key issues or areas of responsibility as follows:

Board of Directors

•  Strategic, financial, and execution risks and exposures associated with our annual and multi-year business plans

•  Acquisitions and divestures

•  Capital expenditures and budget planning

•  Major litigation, investigations, and other matters that present material risk to our operations, plans, prospects, or reputation

•  Risks with respect to the Company’s research and development pipeline

Audit Committee

•  Risks associated with financial accounting matters, including financial reporting, accounting, disclosure, and internal controls over financial reporting

•  Supervision and selection of our external and internal auditors

•  Cybersecurity risks

People and Compensation Committee	• Risks related to the design of our executive compensation programs, plans, and arrangements • Succession planning and human capital management strategies
Nomination and Governance Committee	• Risks related to our governance structures and processes • Director succession planning • Oversight of our compliance and ethics programs
Sustainability, Safety, and Innovation Committee	• Oversight of our environmental, health and safety risk management programs • The alignment of our sustainability programs, policies, and disclosure practices with the Company’s business

Board Term. Our Certificate of Incorporation provides that all directors stand for election at each annual meeting of stockholders. Our Corporate Governance Guidelines provide that effective beginning at the 2021 annual meeting of stockholders, no director may stand for reelection to the Board after reaching age 75. The delayed effectiveness of this retirement policy allows for a transition period for Mr. Thomas who has played an important role in setting the strategy for

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CORPORATE GOVERNANCE

the Company as a standalone publicly traded company and overseeing its separation from DowDuPont, Inc. The Board may in unusual circumstances and for a limited period of time ask a director to stand for reelection after the prescribed retirement date.

Stock Ownership Policy for Non-Employee Directors. The Company’s Corporate Governance Guidelines require non-employee directors to hold all equity-based compensation until his or her retirement from the Board of Directors. For more information about the stock ownership policy for executive officers, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Meetings. During 2019, the Board of Directors met three times since the Company’s Separation from DowDuPont. The Board’s standing committees met the number of times shown below:

Committee	Number of Meetings
Audit	5
People and Compensation	4
Nomination and Governance	3
Sustainability, Safety and Innovation	3

Our Corporate Governance Guidelines provide an expectation that the members of our Board of Directors attend all meetings of the Board and committees of which they are a member, along with attending our annual meeting of stockholders. In 2019, no director attended fewer than 75% of the aggregate of the total number of board of director meetings and committees on which the director served, except Mr. Andreotti who attended 60% due to an excused medical absence.

Limits on Other Directorships. Pursuant to our Corporate Governance Guidelines, directors who are employed as executive officer of another public company, may only serve on a total of two public company boards, including the Board of the company which he or she is employed. Additionally, directors, who are not current executive officers of a public company, may serve on a maximum of three public company boards, including our Board. Our current directors who are not also executive officers of a public company, may serve on a maximum of four public company boards, including our Board until December 31, 2021 at which time any such director must resign or reduce his or her service to three public company boards.

Executive Sessions. Pursuant to our Corporate Governance Guidelines, the independent directors meet in regularly scheduled executive sessions. The Chair presides over these meetings.

Code of Conduct. We have adopted a written Code of Conduct for directors as well as a Code of Conduct applicable to all officers and employees. Additionally, we maintain a written Code of Financial Ethics, applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, and all employees performing similar functions. These policies are designed to maintain the integrity of our business, as well as the accuracy of our financial reporting. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these documents are available free of charge on the “Corporate Governance” section of the Company’s website at www.investors.corteva.com or otherwise upon written request addressed to Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805, Attention: Investor Relations.

Board Annual Performance Reviews. Pursuant to our Corporate Governance Guidelines the Board annually conducts a self-evaluation of the Board’s performance as a whole. Additionally, in accordance with the written charters of our audit committee, people and compensation committee, nomination and governance committee, and sustainability, safety, and innovation committee, we also evaluate each committee’s performance on an annual basis. The Company used a questionnaire to facilitate an assessment of how well each committee has performed the responsibilities listed in its charter, as well as the quality of the Board and committee meeting agendas, materials and discussions. All assessments and evaluations focus on both strengths and opportunities for improvement and are shared with the Board. Despite the abbreviated year, the Nomination and Governance Committee performed self-evaluations of the Board and its respective committees, which reflected overall effective performance. The outcomes of these performance evaluations may be used to facilitate future Board succession planning, the formulation of Board and committee agendas, and the reviews of the Company’s Corporate Governance Guidelines, committee composition, and committee charters.

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CORPORATE GOVERNANCE

Director Continuing Education. Pursuant to the Corporate Governance Guidelines, the Company provides new directors with an orientation to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values, including ethics, compliance programs, corporate governance practices and other key policies and practices, through a review of background materials, meetings with senior executives and visits to Company facilities. When orientations are held, all directors are invited to take part. The Nomination and Governance Committee regularly evaluates and identifies opportunities to provide directors with ongoing education. Additionally, the Company provided all directors with a subscription to the National Association of Corporate Directors’ publications and encourages directors to periodically attend these workshops and seminars regarding corporate governance and other topics. In addition to direct education, management provides monthly business updates and other ad hoc communications to our Board to keep them abreast of matters relevant to our business and industry.

Communications with the Board. Stockholders and other interested parties may communicate directly with the Board, the non-management directors or the independent directors as a group, or specified individual directors by writing to such individual or group c/o Corporate Secretary Office, Corteva, Inc., 974 Centre Road, Building 735, Wilmington, Delaware 19805. The Corporate Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board. The Board has instructed our Corporate Secretary to review the correspondence prior to forwarding it, and in his discretion, not to forward certain items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In these cases, he may forward some of the correspondence elsewhere in the Company for review and possible response.

BOARD COMMITTEES

Committees perform many important functions on behalf of the Board. The responsibilities of each Committee are stated in their respective Committee charters, which are available on the Company’s website, www.investors.corteva.com under “Corporate Governance”.

The Board, upon the recommendation of the Nomination and Governance Committee, elects members to each Committee and has the authority to change Committee chairs, memberships and the responsibilities of any Committee as set forth in the Bylaws.

The Board currently has four standing committees: (i) Audit Committee; (ii) Nomination and Governance Committee; (iii) People and Compensation Committee; and (iv) Sustainability, Safety, and Innovation Committee (“SSI Committee”)

A brief description of the responsibilities of the Committees are as follows:

Committees

Audit Committee

All members of the Audit Committee are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards.

The Board has determined that Messrs. Engel, Lutz, Page, and Ward are each “audit committee financial experts” within the meaning of applicable SEC rules.

•  Selects, engages and replaces, as appropriate, the Company’s independent registered public accounting firm to audit the Company’s Consolidated Financial Statements.

•  Reviews and approves the Audit Committee Pre-Approval Policy of audit and non-audit services provided by the Company’s independent registered public accounting firm (the “Pre-Approval Policy”).

•  Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.

•  Reviews effectiveness of the Company’s systems, procedures and programs designed to promote and monitor compliance with applicable laws and regulations and receives prompt reports on any compliance matter that could adversely impact the Company’s external reporting process or adequacy of internal controls.

•  Reviews the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors and evaluates the performance of both.

•  Reviews services provided by the Company’s independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm.

•  Establishes procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

•  Reviews and approves the Company’s internal audit plan.

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CORPORATE GOVERNANCE

Nomination and Governance Committee

All members of the Nomination and Governance Committee are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards.

•  Develops and recommends to the Board a set of corporate governance guidelines for the Company.

•  Establishes the process for identifying and evaluating director nominees, determines the qualifications, qualities, skills and other expertise required to be a director, and recommends to the Board nominees for election to the Board.

•  Monitors the functioning of Board Committees.

•  Oversees the Board’s new director orientation program.

•  Oversees the annual assessment of the Board and its Committees.

•  Oversees the Company’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the Company’s Code of Conduct and Code of Financial Ethics, Certificate of Incorporation, Bylaws and Committee charters.

•  Oversees the Company’s compliance programs, including compliance with the Company’s Code of Conduct and Code of Financial Ethics.

•  Reviews and monitors the Company’s enterprise risk management program.

People and Compensation Committee

All members of the People and Compensation Committee are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards.

•  Retains any compensation consultants that the Committee, in its sole discretion, deems appropriate to fulfill its duties and responsibilities; the Committee sets the compensation and oversees the work of the consultants, including approval of an applicable executive compensation peer group.

•  Assesses current and future senior leadership talent for Company officers.

•  Assists the Board in the CEO succession planning process.

•  Reviews and approves the Company’s programs for executive development, performance and skills evaluations.

•  Conducts an annual review of the Company’s diversity metrics and representation.

•  Reviews and approves the goals and objectives relevant to the CEO’s compensation, oversees the performance evaluation of the CEO based on such goals and objectives and, together with the other independent members of the Board of Directors, determines and approves the CEO’s compensation based on this evaluation.

•  Reviews and approves all compensation and employment arrangements, including severance agreements, of the Company’s executive officers and named executive officers other than the CEO.

•  Reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, and evaluates compensation policies and practices that could mitigate any such risk.

•  Works with management to develop the Compensation Discussion and Analysis and other compensation disclosures for inclusion in the Company’s Annual Report on Form 10-K, annual meeting Proxy Statement or any other filings with the SEC.

•  Considers the voting results of any say-on-pay or related stockholder proposals regarding compensation.

•  Recommends non-employee directors’ compensation to the Board of Directors.

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CORPORATE GOVERNANCE

Sustainability, Safety, and Innovation Committee All members of the Sustainability, Safety, and Innovation are independent directors under the Board’s Corporate Governance Guidelines.

•  Assesses the effectiveness of, and advises the Board on, corporate responsibility programs and initiatives, including the Company’s public policy, environment, health and safety (“EH&S”) and sustainability policies and programs and matters impacting the Company’s public reputation.

•  Oversees and advises the Board on the Company’s corporate citizenship and corporate social responsibility programs and activities, including public policy management, advocacy priorities, philanthropic contributions, and corporate reputation management.

•  Reviews the Company’s public policy positions, strategy regarding political engagement and corporate social responsibility initiatives.

•  Assesses the Company’s EH&S and sustainability policies and performance and makes recommendations to the Board and management regarding the same.

•  Reviews and provides input to management regarding the management of current and emerging EH&S and sustainability issues and reports periodically to the Board on EH&S and sustainability matters affecting Corteva.

•  Oversees and assesses all aspects of the Company’s science and technology capabilities in all phases of its activities in relation to its strategies and plans, including the development of key technologies and major science-driven innovation initiatives essential to the long-term success of the Company.

•  Makes recommendations to the Board and the management of the Company to continually enhance the Company’s science and technology capabilities, including reviewing the Company’s external science and technology alliances and licensing arrangements.

Committee Membership

Because all of our standing committees consist entirely of independent directors, Messrs. Breen and Collins are not a member of any of our standing committees. A list of the independent directors and their respective Committee memberships is below:

Committees
Director	Audit	Nomination and Governance	People and Compensation	SSI
Lamberto Andreotti			🌑C	🌑
Robert A. Brown		🌑		🌑C
Klaus A. Engel	🌑	🌑
Michael O. Johanns	🌑	🌑
Lois D. Juliber			🌑	🌑
Rebeca B. Liebert			🌑	🌑
Marcos M. Lutz	🌑		🌑
Nayaki Nayyar	🌑	🌑
Gregory R. Page	🌑	🌑C
Lee M. Thomas			🌑	🌑
Patrick J. Ward	🌑C	🌑

C = Chair

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RELATED PERSON TRANSACTIONS

OUR POLICIES

The Board adopted written policies and procedures relating to the approval or ratification of each “Related Person Transaction.” Under the policies and procedures, the Nomination and Governance Committee (or any other committee comprised of independent directors designated by the Board) reviews the relevant facts of all proposed Related Person Transactions and either approves, disapproves or ratifies the entry into a particular Related Person Transaction, by taking into account, among other factors it deems appropriate:

(i)	the commercial reasonableness of the transaction;

(ii)	the materiality of the Related Person’s direct or indirect interest in the transaction;

(iii)	whether the transaction may involve a conflict of interest, or the appearance of one;

(iv)	whether the transaction was in the ordinary course of business; and

(v)	the impact of the transaction on the Related Person’s independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No Director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of Corteva and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Nomination and Governance Committee for ratification. If the Nomination and Corporate Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company’s participation in the transaction.

Under Corteva’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which:

(i)	Corteva (and/or its subsidiaries) was, is or will be a participant;

(ii)	the aggregate amount involved exceeds $120,000 in any fiscal year; and

(iii)	any Related Person had, has or will have a direct or indirect material interest.

A “Related Person” is generally any person who is, or at any time since the beginning of Corteva’s last fiscal year was:

(i)	a Director or an executive officer of Corteva or a nominee to become a Director of Corteva;

(ii)	any person who is known to be the beneficial owner of more than 5% of any class of Corteva’s outstanding common stock; or

(iii)	any immediate family member of any of the persons mentioned above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the Distributions and Separation, Corteva entered into certain agreements to effectuate the Separation, to provide for the allocation of assets, employees, liabilities and obligations (including its investments, property and employee benefits and tax-related assets and liabilities) among the DuPont, Dow, and Corteva (together, the “Parties” and each a “Party”); and to provide a framework for business dealings between the parties following the Separation and Distribution. Descriptions of these agreements are incorporated by reference from “Our Relationship with New DuPont and Dow Following the Distribution” in Exhibit 99.1 to the Company’s Registration Statement on Form 10, dated May 6, 2019 and Item 1.01 of the Company’s Current Report on Form 8-K, dated June 3, 2019. All descriptions therein and below are qualified in their entirety by reference to the full text of such final, executed agreements filed therewith.

Separation and Distribution Agreement. Effective April 1, 2019, the Parties entered into an agreement that sets forth, among other things, the agreements among the Parties regarding the principal transactions necessary to affect the

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RELATED PERSON TRANSACTIONS

Distributions. It also sets forth other agreements that govern certain aspects of the Parties’ ongoing relationships after the completion of the Distributions (the “Corteva Separation Agreement”), including the liabilities assumed and the release of claims and indemnification obligations between the Parties. For more information regarding the current liabilities and indemnification obligations under this agreement, see “Note 18 - Commitments and Contingent Liabilities, to the Consolidated Financial Statements” contained in our Annual Report.

Tax Matters Agreement. DuPont, Corteva, and Dow entered into an agreement effective as of April 1, 2019, as amended on June 1, 2019, that governs their respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.

Employee Matters Agreement. The Parties entered into an agreement that identifies employees and employee-related liabilities (and attributable assets) to be allocated (either retained, transferred and accepted, or assigned and assumed, as applicable) to the Parties as part of the Distributions and describes when and how the relevant transfers and assignments would occur.

Intellectual Property Cross-License Agreements. Effective as of April 1, 2019 Corteva and Dow, and effective June 1, 2019 Corteva and DuPont, entered into Intellectual Property Cross-License Agreements. The Intellectual Property Cross-License Agreements set forth the terms and conditions under which the applicable Parties may use in their respective businesses, following each of the Distributions, certain know-how (including trade secrets), copyrights, and software, and certain patents and standards, allocated to another Party pursuant to the Corteva Separation Agreement.

Letter Agreement. DuPont and Corteva entered into a Letter Agreement on June 1, 2019. The Letter Agreement sets forth certain additional terms and conditions related to the Separation, including certain limitations on each party’s ability to transfer certain businesses and assets to third parties without assigning certain of such party’s indemnification obligations under the Corteva Separation Agreement to the other party to the transferee of such businesses and assets or meeting certain other alternative conditions. For more information regarding this agreement, see “Note 18 - Commitments and Contingent Liabilities, to the Consolidated Financial Statements” contained in our Annual Report.

Other Agreements. The Parties entered into several other licensing, services, support, software, supply and lease agreements in connection with the Separation. The descriptions of these agreements are also incorporated by reference from the description provided in “Our Relationship with New DuPont and Dow Following the Distribution” in Exhibit 99.1 to the Company’s Registration Statement on Form 10, dated May 6, 2019.

Mr. Breen, who was the chief executive officer of DowDuPont through the Separation, notified the Company of his intention not to stand for reelection to our Board in connection with his appointment as DuPont’s chief executive officer in February 2020. Since the Separation, Mr. Breen has also been the executive chairman of DuPont.

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DELINQUENT SECTION 16(a) REPORTS

Based solely upon a review of SEC filings furnished to the Company and the written representations of our directors and executive officers that no other reports were required, the Company believes that all of its executive officers and officers filed any reports for the year ended December 31, 209 and reported all transactions on a timely basis except: Mr. Andreotti and two officers, Brian Titus and Timothy Glenn.

Messrs. Andreotti and Titus incorrectly reported the number of shares held on their Form 3 by inadvertently omitting Corteva holdings received pursuant to the conversion of DowDuPont stock in the Separation. For each, an amended Form 3 was filed to correct the holdings. In the case of Mr. Andreotti, the shares were acquired by his investment manager in a managed account without his knowledge as part of the investment advisor’s large-cap investment strategy.

Mr. Glenn filed a late Form 4 to report seven unreported transactions. These transactions included five acquisitions of phantom stock units under the Company’s Retirement Savings Restoration Plan and Management Deferred Compensation Plan. The remaining transactions related to the acquisition of Corteva stock due to an intra-plan fund transfer in Mr. Glenn’s 401(k) account, and one open market purchase transaction.

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SUSTAINABILITY VALUES AND INITIATIVES

OVERVIEW

Corteva is focused on continuing to drive sustainable innovation that brings progress and prosperity for future generations through sustainable food production. For us this means more than expanding the food supply. It also encompasses social, economic and ecological considerations, such as infrastructure, storage, waste reduction and improving and preserving water quality—all of which are critical to achieving global food security. It includes producing sustainable nutrition alternatives by boosting the nutritional benefits of soy, encouraging sustainable planting methods by developing corn hybrids resistant to insects, diseases and herbicides and developing sustainable pest control methods.

Corteva believes that companies contribute to sustainable growth efforts by engaging in regular, open dialogue with stakeholders about community and company issues and working together to solve problems. This includes our stockholders who we offered to further engage with through meetings in late 2019 and early 2020. While some stockholders declined to engage with us at that time, Corteva’s management and, in some circumstances, members of its Board, attended meetings to discuss the Company’s business strategy, corporate governance policies, and sustainability, human capital management, and compensation practices. We plan to continue productive dialogue with our stockholders going forward on these topics.

Our Sustainability, Safety and Innovation Committee regularly monitors the Company’s sustainability measures and efforts, and provides oversight of the risks related to the Company’s innovation pipeline, while our Nomination and Governance Committee retains oversight of over ethics and compliance programs, which reinforce our values.

Values

In order to fulfill the Company’s sustainability initiatives and foster innovation, Corteva is focused on its core values.

•	Enrich Lives: We commit to enhancing lives and the land.
•	Stand Tall: We are leaders and act boldly, we accept the challenges that confront our industry as our own and will step up to ensure that agriculture progresses and thrives.
•	Be Curious: We innovate relentlessly.
•	Build Together: We grow by working together.
•	Be Upstanding: We always do what’s right, maintaining high ethical standards and conducting business safely and
•	transparently.
•	Live Safely: We embrace safety and the environment in all we do.

Key Policies and Practices

Corteva maintains its values through key policies and practices. Some of these key policies and practices are described below.

Supplier Code of Conduct. Corteva maintains a Supplier Code of Conduct designed to set expectations for our suppliers aligned with Corteva’s values and to establish the Company’s policies with respect to: fair wages, discrimination, human rights, ethical procurement practices, record-keeping, and the compliance with applicable laws. Our Supplier Code of Conduct may be found under the “Supplier Center” section of our website: supplier-center.corteva.com.

Child and Forced Labor Statement: Corteva will not tolerate the use of child or forced labor in any of its global operations and facilities. We, likewise, expect our suppliers and contractors to uphold our principles with respect to child and forced labor. Our Child and Forced Labor Statement may be found the “Supplier Center” section of our website: supplier-center.corteva.com.

Political Activities: Corteva is committed to participating constructively in the political process with the ultimate goals of advancing and protecting the best interests of the Company, our stockholders, and employees. The political process significantly impacts Corteva through government policies, legislation and regulatory decisions. We are fully committed to conducting our political activities in compliance with our policies and all applicable campaign finance laws and reporting requirements. In the fourth quarter 2019, Corteva spent approximately $523,079 in lobbying activities. While the majority of this spend was related to compensation to the Company’s in-house lobbying personnel and outside government affairs consultants, $29,050 were contributions to political committees and $24,530 related to dues payments allocated to lobbying performed by agricultural trade associations of which Corteva is a member.

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AGENDA ITEM 1:

ELECTION OF DIRECTORS

BOARD COMPOSITION

The Board currently consists of thirteen members, with Mr. Page serving as its Chair. Our Board is elected annually. In February 2020, Edward Breen indicated that he would not stand for re-election at the 2020 Meeting and the Board subsequently appointed Ms. Nayyar to the Board. For the 2020 Meeting, the Board intends to close the seat vacated by Mr. Breen.

The proposed twelve director nominees collectively possess a variety of skills, professional experience, and diversity of backgrounds that allow them to effectively oversee Corteva’s business including: leadership experience; international experience; operational experience in agriculture, manufacturing, chemicals, and technology; public company board experience; board or other significant experience with trade and industry organizations and academic research institutions; and prior government or public policy experience. All of the director nominees, except for Mr. Collins, are independent under the New York Stock Exchange listing standards.

RECOMMENDATIONS AND NOMINATIONS FOR DIRECTOR

In accordance with the recommendation of the Nomination and Governance Committee, the Board has nominated twelve individuals listed in the following table for election as Directors, to serve for a one-year term that expires at the Annual Meeting in 2021 or until their successors are elected and qualified.

Name Age Current Position	Independent	Audit Committee	Nomination and Governance Committee	People and Compensation Committee	Sustainability, Safety & Innovation Committee	Other Current Public Boards
(As of the date of the Proxy)
Lamberto Andreotti Age 69 Former Chair and Chief Executive Officer, Bristol-Myers Squibb	🌑			🌑C	🌑	0
Robert A. Brown Age 63 President, Boston University	🌑		🌑		🌑C	0
James C. Collins, Jr. Age 57 Chief Executive Officer, Corteva						0
Klaus A. Engel Age 63 Retired CEO of Evonik Industries	🌑	🌑	🌑			0
Michael O. Johanns Age 69 Retired U.S. Senator	🌑	🌑	🌑			1
Lois D. Juliber Age 70 Former Vice Chairman, Colgate- Palmolive Company	🌑			🌑	🌑	1
Rebecca B. Liebert Age 52 Executive Vice President, PPG Industries, Inc.	🌑			🌑	🌑	0
Marcos M. Lutz Age 50 Chief Executive Officer, Cosan Limited	🌑	🌑		🌑		1
Nayaki Nayyar Age 49 Chair, President, Digital Service and Operations, Management, BMC Software.	🌑	🌑	🌑			1
Gregory R. Page Age 68 Retired Chair & Chief Executive Officer, Cargill, Incorporated	🌑	🌑	🌑C			3
Lee M. Thomas Age 75 Former Chair & Chief Executive Officer, Rayonier Inc.	🌑			🌑	🌑	0
Patrick J. Ward Age 56 Former Chief Financial Officer, Cummins Inc.	🌑	🌑C	🌑			0

C = Chair

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The Board unanimously recommends a vote FOR the election of ALL of these nominees as Directors.

The Company’s Bylaws prescribe the voting standard for election of Directors as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of Directors to be elected. Under the Corporate Governance Guidelines, if a nominee who already serves as a Director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Nomination and Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within ninety days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation. As explained on the accompanying proxy card or voting information, it is the intention of the persons named as proxies to vote executed proxies FOR the candidates nominated by the Board unless contrary voting instructions are provided. If something unanticipated should occur prior to the 2020 Meeting making it impossible for one or more of the candidates to serve as a Director, votes will be cast in the best judgment of the persons authorized as proxies.

The NYSE rules do not permit brokers with discretionary authority to vote in the election of Directors. Therefore, if you hold your shares beneficially and do not provide voting instructions to your bank or broker, your bank or broker will abstain from voting on your behalf and your shares will not be voted in the election of Directors. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on this matter. Please follow the instructions set forth in the voting information provided by your bank or broker.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Information in the biographies summarizes key qualifications and diversity attributes as they apply to the individual Directors to support the conclusion that these individuals are highly qualified to serve on the Board. The information is current as of the date of this Proxy Statement. Each nominee has consented to serve if elected.

Lamberto Andreotti
Age 69 Former Chairman and Chief Executive Officer of Bristol-Myers Squibb

Mr. Andreotti is the former chairman of the board and chief executive officer of Bristol-Myers Squibb, a global, innovative healthcare company. He served as chairman at Bristol-Myers Squibb from May 2015 to May 2017 and chief executive officer from May 2010 to May 2015. Mr. Andreotti previously served as its president and chief operating officer responsible for all of Bristol-Myers Squibb’s pharmaceutical operations worldwide. He joined Bristol-Myers Squibb’s board of directors in 2009, and led a broad range of businesses and regions after joining the company in 1998. Mr. Andreotti has served as a member of the board of directors of UniCredit S.p.A. since April 2018 and has served as a senior advisor to Essex Woodlands since June 2017. He served as a director of EID from 2012 until the effective date of the Merger when he became a director of DowDuPont until June 2019.

Skills and Expertise

As the former chief executive officer of Bristol-Myers Squibb, Mr. Andreotti has a strong track record of leading a science and technology-based corporation and offers significant insight to the Board in the areas of innovation, global business, corporate governance and investor relations. He also provides the Board with a broad perspective on human resources, finance, marketing and government relations from his experience in various senior leadership roles with Bristol-Myers Squibb.

Robert A. Brown
Age 68 President of Boston University

Dr. Brown has served as president of Boston University since September 2005. Dr. Brown previously was provost and professor of chemical engineering at the Massachusetts Institute of Technology from July 1998 through July 2005. Dr. Brown is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, the National Academy of Engineering and a former member of the President’s Council of Advisors on Science and Technology. He is a member of the board of directors of the Association of American Universities and is a member of the Council on Competitiveness. Dr. Brown is chairman of the Academic Research Council of the Ministry of Education of the Republic of Singapore and also serves on the Research Innovation and Enterprise Council chaired by the Prime Minister of Singapore. Dr. Brown served as a director of EID from 2007 until the effective date of the Merger when he became a director of DowDuPont through June 2019.

Skills and Expertise

With his science and engineering background and from his positions at Boston University and the Massachusetts Institute of Technology, Dr. Brown provides the Board with an invaluable science and technology perspective combined with senior management capabilities.

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James C. Collins, Jr.
Age 57 Chief Executive Officer and Board Member, Corteva, Inc.

Mr. Collins is the chief executive officer of Corteva. He previously served as the chief operating officer of the Agriculture Division of DowDuPont Inc. since September 2017. Prior to this appointment, Mr. Collins was executive vice president of DuPont with responsibility for the company’s agriculture segment, including DuPont Pioneer and Crop Protection, since January 2016. Prior to this, beginning in September 2013, he was senior vice president with responsibility for DuPont’s performance materials segment, was named to the position of executive vice president in December 2014, and added responsibility for the electronics & communications segment in July 2015. Previously, Mr. Collins was vice president for acquisition & integration of Danisco, since January 2011, and was named president of DuPont’s industrial biosciences segment in May of that year. From 2004 to 2010, he was responsible for DuPont’s crop protection segment as vice president and general manager and then president. Mr. Collins joined DuPont as an engineer in 1984 and held positions in engineering, supervision and business management at a variety of manufacturing sites. In 1993, he joined the agriculture sales & marketing group where he served in a variety of roles across the globe supporting DuPont’s seed and crop protection businesses. Mr. Collins currently serves on the board of directors of CropLife International. He also serves on the Advisory Councils of the University of Tennessee Loan Oaks Farm and the Food Forever Initiative Global Crop Diversity Trust and the National 4H Council.

Skills and Expertise

Mr. Collins brings over 25 years of agricultural experience to our Board. His work experience also brings to the Board significant experience in managing human capital and international business.

Klaus A. Engel, Ph.D.
Age 63 Retired CEO of Evonik Industries AG

Dr. Engel is the former chief executive officer of Evonik Industries AG, a specialty chemical manufacturer, from 2009 to 2017, and previously was chief executive officer of Degussa AG, a predecessor to Evonik, from 2006 to 2009. Prior to that, Dr. Engel was chief executive officer of Brenntag AG/ Mülheim, a global chemical distribution company, since 2001. Earlier in his career, he held various senior positions in R&D, production, marketing and strategy planning at Chemische Werke Hüls/Marl, VEBA AG, Düsseldorf and Stinnes AG and Mülheim an der Ruhr. Dr. Engel has been a member of the supervisory board of National-Bank, Essen since 2011 and joined the advisory board of Ruhr-University, Bochum, Germany in 2018. He is honorary professor at University of Duisburg/Essen and member of the board of trustees of Bonner Akademie für angewandte Politik at University of Bonn.

Skills and Expertise

Dr. Engel’s experience as the chief executive officer of two different chemical companies provides our Board with expertise of a global-minded leader with strong corporate governance skills and with experience overseeing R&D and innovation. He also brings a depth of experience in finance, sustainability and accounting and managing organizations outside the United States.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Michael O. Johanns
Age 69 Retired United States Senator, Nebraska and former U.S. Secretary of Agriculture

Mr. Johanns served as a U.S. Senator from Nebraska from 2009 until 2015. In the 111th-113th Congresses, his committee assignments included Agriculture, Appropriations, Banking, Commerce, Veterans Affairs, Indian Affairs, and Environment & Public Works. He was United States Secretary of Agriculture from 2005 until 2007 and was twice elected Governor of Nebraska, serving from 1999 until 2005. Mr. Johanns has also served on the board of directors of Deere & Company since 2015. In February 2016, his Presidential nomination as a new board member of the Millennium Challenge Corporation, a bilateral United States foreign aid agency, was confirmed by the United States Senate.

Skills and Expertise

As a former U.S. Senator and governor, Mr. Johanns has developed significant leadership qualities from his service in state and federal government, which are valuable to our Board. Additionally, as a result of the breadth of his experiences in law, governance, and other areas of oversight while serving as a partner of a law firm and in his various government roles, including as U.S. Secretary of Agriculture, he developed subject matter knowledge in the areas of agriculture, banking, commerce, and foreign trade.

Lois D. Juliber
Age 70 Former Vice-Chairman and Chief Operating Officer of Colgate-Palmolive Company

Ms. Juliber served as vice chairman, from October 2004 to March 2005, of Colgate-Palmolive Company, the principal business of which is the production and marketing of consumer products. Ms. Juliber was chief operating officer of Colgate-Palmolive from 2000 to 2004. She formerly served as executive vice president-developed markets, president, Colgate-Palmolive North America and chief technology officer of Colgate-Palmolive. Ms. Juliber has been director of Mondelez International, formerly Kraft Foods Inc., since 2007. She was previously founding chairperson of the MasterCard Foundation from 2006 to 2015 and also serves as a Trustee Emeritae of Wellesley College, a member of the President’s Council at Olin College and a member of the President’s Council at Wellesley College. Ms. Juliber served as a director of EID from 1995 until the effective date of the Merger when she became a director of DowDuPont until June 2019.

Skills and Expertise

As the former vice chairman, chief operating officer and chief technology officer of Colgate Palmolive, one of the world’s top science-driven consumer products companies, Ms. Juliber brings to the Board deep and broad experience leading and profitably growing global businesses. Her expertise in marketing, R&D / product development, supply chain management, information technology, human resource development and business development strongly complements Corteva’s strategic priorities. In addition, she has extensive experience growing U.S.-based businesses in emerging markets such as China and India. With over 20 years of corporate and not-for-profit Board experience, Ms. Juliber also provides unique insight in governance, audit and compensation issues.

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Rebecca B. Liebert
Age 52 Executive Vice President, PPG Industries, Inc.

Ms. Liebert is executive vice president at PPG Industries, a publicly traded global manufacturer of paints, coatings and specialty materials. Ms. Liebert joined PPG in June 2018 and served as the senior vice president automotive coatings until taking her current role in October 2019. Prior to PPG, Ms. Liebert spent a decade at Honeywell in senior roles including most recently serving as president and chief executive officer of Honeywell UOP, which develops technology for the petroleum refining, gas processing, petrochemical production, and major manufacturing industries. She started her career at Honeywell in the Electronic Materials business and moved to UOP in 2012. Earlier, she spent two years at Alcoa as president of Reynolds Food Packaging and started her career at Nova Chemicals.

Skills and Expertise

As an executive at an international manufacturer, Ms. Liebert brings significant leadership skills to the Board and contributes her experiences managing human capital, technology, and scientific development at international organizations.

Marcos M. Lutz
Age 50 CEO of Cosan Limited

Mr. Lutz is chief executive officer and director of Cosan Limited, a Brazil-based holding company that operates in strategic sectors including agribusiness, fuel and natural gas distribution, lubricants and logistics. Mr. Lutz was appointed chief executive officer in April 2015 and has served as a director of Cosan since December 2009. Prior to joining Cosan, he held senior leadership roles at Companhia Siderurgica Nacional (CSN) SA, most recently serving as vice president of infrastructure and energy with responsibility for the company’s hydroelectric plants, logistics, railways and port terminals. Prior to that, he was the chief operating officer for Ultracargo S.A., Ultra Group’s logistics subsidiary. Mr. Lutz previously served as a director at Monsanto Company from May 2014 to June 2018.

Skills and Expertise

Mr. Lutz’s professional experience provides him significant knowledge of the agricultural business and business operations, logistics, and marketing in Brazil, which enables him to contribute his expertise in corporate leadership, strategic analysis, operations, and executive compensation matters.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Nayaki Nayyar
Age 49 President, Digital Service and Operations Management, BMC Software

Since October 2016, Ms. Nayyar has served as President of Digital Services Management at BMC Software, Inc., a leading enterprise software solutions provider. Prior to joining BMC Software, Inc., Ms. Nayyar served as General Manager and Global Head of the Internet of Things (IoT) division of SAP SE, a leading provider of enterprise application software, from January 2016 to October 2016. She joined SAP SE in 2011, holding the positions of Senior Vice President, Corporate Strategy, from March 2011 to December 2011, and Senior Vice President, SAP Cloud, Customer Engagement, from January 2012 to December 2015. Ms. Nayyar also served as Vice President and Chief Technical Officer, Enterprise Architecture and Application Services, at Valero Energy Corporation, an international petroleum company, from August 2000 to February 2011. Ms. Nayyar has served as a director of Veritone Inc. since October 2018. Ms. Nayyar joined our Board in February 2020.

Skills and Expertise

Ms. Nayyar brings to our Board technical expertise in artificial intelligence and digital technologies, along with extensive experience in leading large teams in complex global organizations through acquisitions, technology transitions and growth phases, each of which provide valuable insight to our Board with respect to the Company’s technology and growth strategies.

Gregory R. Page
Age 68 Retired Chairman and CEO of Cargill, Incorporated

Mr. Page is the retired chairman and chief executive officer of Cargill, Incorporated. He served as executive director of Cargill from September 2015 to August 2016, as executive chairman from December 2013 to September 2015, chief executive officer from June 2007 to December 2013, and President from 2000 to 2007. He was elected to the Cargill board of directors in August 2000 and elected chairman of the board in September 2007. Mr. Page joined Cargill in 1974 as a trainee assigned to the Feed Division and over the years held a number of positions in the United States and Singapore, including working with the start-up of a poultry processing operation in Thailand, the beef and pork processing operations of Cargill’s Excel subsidiary in Wichita, Kansas, and the Financial Markets Group in Minneapolis. Mr. Page serves as a member of the board of directors of Eaton Corporation plc (since 2003), Deere & Company (since 2013), and 3M (since 2016). He is former-chair of the board of directors of Big Brothers Big Sisters of America and former president of the Northern Star Council of the Boy Scouts of America and continues to serve on both boards. He also serves on the board of Alight (formerly known as the American Refugee Committee).

Skills and Expertise

As the retired chairman and former chief executive officer of one of the largest global agricultural corporations, Mr. Page brings extensive leadership and global business experience, in-depth knowledge of commodity markets and agriculture and a thorough familiarity with the key operating processes of a major corporation, including financial systems, global market dynamics and succession management. Mr. Page’s experience and expertise provide him valuable insight on financial, operational and strategic matters.

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Lee M. Thomas
Age 75 Former Chairman and CEO of Rayonier Inc.

Mr. Thomas served at Rayonier Inc., a global forest products company, as chairman from July 2007 to May 2012, and chief executive officer from March 2007 to December 2011. He was also president of Rayonier from March 2007 through August 2010. Previously, Mr. Thomas was president and chief operating officer of Georgia-Pacific Corp. Prior to joining Georgia-Pacific, he was chairman/chief executive officer of Law Companies Environmental Group Inc. and administrator of the U.S. Environmental Protection Agency. Mr. Thomas previously served on the board of the Regal Entertainment Group from 2006 to 2018 and the board of Airgas Inc. from 1998 to 2016. Mr. Thomas served as a director of EID from 2011 until the effective date of the Merger when he became a director of DowDuPont until June 2019.

Skills and Expertise

From his experiences as president and chief executive officer of two public companies, Mr. Thomas provides the Board with a deep understanding of corporate governance, finance, global business and investor relations. He also offers the Board key insights on government relations and environmental management from his tenure as administrator of the Environmental Protection Agency and his senior leadership roles. He brings to the Board valuable organizational management skills through his experiences as an independent consultant and as CEO of a consulting firm.

Patrick J. Ward
Age 56 Retired CFO of Cummins Inc.

Mr. Ward served as chief financial officer of Cummins Inc., a global power leader that designs, manufactures, distributes and services engines and related technologies, from May 2008 until March 2019. He held a broad range of financial leadership positions after joining Cummins in 1987, including serving as vice president, engine business controller, and executive director, power generation business controller. Mr. Ward previously served as a director of EID from 2013 until the effective date of the Merger when he became a director of DowDuPont until June 2019.

Skills and Expertise

From his experiences as chief financial officer and in management of a global public company, Mr. Ward brings a depth of experience in management, financial reporting, global business, capital markets, investment management, investor relations and public accounting and finance.

✔	AGENDA ITEM 1: ELECTION OF DIRECTORS The Board of Directors recommends that you vote FOR all 12 Director nominees.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

DIRECTOR COMPENSATION

Corteva compares its non-employee director compensation programs, designs and compensation elements to the same peer group used for executive compensation, as described in the “Peer Group and Benchmarking” section of the Compensation Discussion and Analysis. Corteva targets the median compensation of the peer group for all director compensation elements. The following tables provide information concerning the compensation provided to Corteva’s non-employee directors in 2019.

Non-Employee Directors’ Fees

The 2019 directors’ fees as stated below are paid only to directors who are not employees of the Company. An overview of the 2019 Compensation Elements is provided below. As the Chair of our Board, Mr. Page received an additional annual retainer of $200,000 split between $80,000 in cash and $120,000 in additional equity for his service in 2019. Equity retainers or fees are issued as restricted stock unit (“RSUs”) that may not be transferred or sold until the director’s retirement from the Board.

Compensation Element	($)
Cash Retainer	115,000
Equity Retainer	170,000
Total Retainer	285,000
Annual Committee Chair Fees
Audit	35,000
Compensation	25,000
All Other	20,000
Non-Employee Executive Chair Fee(1)	200,000

(1)

A portion of the annual non-executive chair fee reflected a one-time award of $50,000 related to Mr. Page’s additional commitments as chair of a new company. The one-time additional fee was split between $20,000 in cash and $30,000 in equity.

Director Compensation for 2019

The directors annual cash retainers and chair fees for 2019 were prorated due to the Separation.

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(c)	All Other Compensation ($)(d)	Total ($)
Lamberto Andreotti	81,667	170,197	—	300	252,164
Edward D. Breen	67,083	170,197	—	175	237,455
Robert A. Brown	78,750	170,197	—	113,096	362,043
Klaus A. Engel	67,083	170,197	—	175	237,455
Michael O. Johanns	67,083	170,197	—	300	237,580
Lois D. Juliber	67,083	170,197	15,278	114,968	367,526
Rebecca B. Liebert	67,083	170,197	—	175	237,455
Marcos M. Lutz	67,083	170,171	—	175	237,429
Gregory R. Page	125,417	290,029	—	8,702	424,148
Lee M. Thomas	67,083	170,197	—	300	237,580
Patrick J. Ward	87,500	170,197	—	300	257,997
(a)	In addition to the annual retainer, the amount in this column includes non-employee executive chair and committee chair fees.
(b)

The number of RSUs granted was determined by dividing the value of the 2019 grant ($170,000) by the closing price of CTVA common stock on the grant date and rounding up to the next multiple of 10. The June 3, 2019 RSU grant for all directors except for Mr. Lutz had a full grant date fair value of $24.81 per share with a total value of $170,197 in accordance with the same standard applied for financial accounting purposes. The June 25, 2019, RSU grant to Mr. Lutz had a full grant date fair value of $27.67 per share with a total value of $170,171 in accordance with the same standard applied for financial accounting purposes. For Mr. Page this amount also includes the value of personal travel for the Company’s convenience on the Company's plane.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

(c)	Represents the estimated change in the actuarial present value of a Director’s accumulated pension benefits under Historical DuPont’s discontinued Retirement Income Plan for Non-Employee Directors.
(d)

Includes accidental death and disability insurance premiums, along with accruals made in 2019 for non-employee directors under Historical DuPont’s discontinued Directors’ Charitable Gift Plan. For Mr. Brown and Ms. Juliber these amounts also include contributions by the Historical DuPont Charitable Gift Plan of $112,796 and $114,668, respectively. For Mr. Page this amount also includes the value of personal travel for the Company’s convenience on the Company’s plane.

Non-Employee Directors Stock Grant

In June 2019, each non-employee director serving on the Board, except for Mr. Lutz, received a grant of 6,860 RSUs, with provisions limiting transfer until retirement from service on the Board. Mr. Lutz joined the Board on June 25, 2019, and received a grant of 6,150 RSUs on identical vesting terms. Mr. Page received a grant of 11,690 RSUs, which reflect the equity portion of his non-executive chair fee in addition to the non-employee director retainer.

Non-Employee Directors Stock Ownership Guidelines

Equity is a key component of director compensation. Non-executive directors are subject to stock ownership guidelines, which require these directors to hold all equity compensation until his or her retirement from the Board. As of December 31, 2019, the non-employee directors were in compliance with the stock ownership guidelines.

Non-Employee Directors Deferred Compensation Plan

Non-employee directors may choose, prior to the beginning of each year, to have all or part of their fees credited or deferred to a Stock Accumulation and Deferred Compensation Plan for non-employee directors. Under the plan, a director may defer all or part of the Board retainer and Committee Chair fees in cash or stock units until retirement as a director or until a specified year after retirement. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. As part of the retention requirements, equity grants will be held until retirement. However, a director may defer payments beyond retirement.

Business Travel Accident Insurance for Non-Employee Directors

The Company maintains business travel accident insurance policies covering each non-employee director, which will cover accidental death and dismemberment if the director is traveling on Corteva business.

Historical DuPont Directors’ Retirement Income Plan

In 1998, Historical DuPont discontinued its legacy retirement income plan for non-employee directors. Non-employee directors who began their service on the Historical DuPont Board prior to the plan’s discontinuation continue to be eligible to receive benefits under the plan. Upon retirement, annual benefits payable under the plan equal one-half of the annual board retainer (up to $85,000 and exclusive of any Committee compensation and stock, RSU or stock option grants) in effect at the director’s retirement. Benefits are payable for the lesser of life or ten years.

Historical DuPont Directors’ Charitable Gift Plan

In October 2008, Historical DuPont discontinued its legacy Historical DuPont charitable gift plan with respect to future Directors. After the death of a director, DuPont donated five consecutive annual installments of up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by Historical DuPont.

A director was fully vested in the plan after five years of service as a director or upon death or disability. The plan is unfunded. Historical DuPont does not purchase insurance policies to satisfy its obligations under the plan. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax-deductible donations accrue solely to the benefit of EID. Employee directors were able to participate in the plan if they made a required annual contribution.

EQUITY COMPENSATION PLAN INFORMATION

The tables below shows the Equity Compensation Plan Information as of December 31, 2019 for Corteva, Inc.

	(1)	(2)	(3)
Plan Category	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
Equity Compensation Plans Approved by Security Holders	15,764,082	32.47	17,761,504

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AGENDA ITEM 1: ELECTION OF DIRECTORS

BENEFICIAL OWNERSHIP OF COMPANY STOCK

The following table presents the beneficial ownership of Corteva’s Common Stock as of February 27, 2020, except as noted, for (i) each Director of the Company, (ii) each nominee for Director (iii) each of our named executive officers listed in the Summary Compensation Table, (iv) all Directors and executive officers as a group, and (v) each person beneficially owning more than 5% of the outstanding shares of Corteva’s Common Stock.

Name	Current Shares Beneficially Owned(a)		Rights to Acquire Beneficial Ownership of Shares(b)	Total	Percent of Shares Beneficially Owned(c)
Lamberto Andreotti	0		0	0	*
Edward D. Breen	144,952		491,364	636,316	*
Robert A. Brown	48		0	48	*
Meghan Cassidy	10,559		45,214	55,773	*
James C. Collins, Jr.	109,597		292,552	402,149	*
Klaus A. Engel	18,393		0	18,393	*
Gregory R. Friedman	25,091		80,418	105,509	*
Cornel B. Fuerer	11,118		49,839	60,957	*
Rajan Gajaria	28,603		48,648	77,301	*
Timothy P. Glenn	53,786		106,239	160,025	*
Neal Gutterson	9,109		45,075	54,184	*
Michael O. Johanns	0		0	0	*
Lois D. Juliber	738		0	738	*
Rebecca B. Liebert	44		0	44	*
Marcos M. Lutz	35,000		0	35,000	*
Nayaki Nayyar	0		0	0	*
Gregory R. Page	5,542		0	5,542	*
Lee M. Thomas	5,178		0	5,178	*
Brian J. Titus	3,976		36,110	40,086	*
Patrick J. Ward	0		0	0	*
All Directors and Executive Officers as a Group (20 persons)	461,734		1,195,509	1,657,243	*
Certain Other Owners:
BlackRock, Inc.	66,008,045.0	(d)			8.80%
The Vanguard Group	74,312,005.0	(e)			9.92%
State Street Corporation	44,222,491.0	(f)			5.91%
(a)

Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have or share voting and investment power over the indicated number of shares. This column also includes all shares held in a trust over which the person has or shares voting or investment power and shares, or shares held in trust for the benefit of the named party in the EID Retirement Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)

This column includes any shares that the person could acquire through April 27, 2020, by (1) exercise of an option granted; (2) performance shares to be delivered; or (3) the vesting of restricted stock units. To the extent that these shares have not been issued as of the record date, they cannot be voted at the 2020 Meeting.

(c)	The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of February 14, 2020.
(d)

Based on a Schedule 13G filed by BlackRock, Inc. on February 7, 2020 with the SEC reporting beneficial ownership as of December 31, 2019. BlackRock, Inc. has sole voting power over 57,547,628 shares, shared voting power over 0 shares, and sole dispositive power over 66,008,045 shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055.

(e)

Based on a Schedule 13G filed by The Vanguard Group on February 11, 2020 with the SEC reporting beneficial ownership as of December 31, 2019. The Vanguard Group has sole voting power over 1,115,499 shares, shared voting power over 201,761 shares, sole dispositive power over 73,066,516 shares and shared dispositive power over 1,245,489 shares. The Vanguard Group‘s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(f)

Based on a Schedule 13G filed by State Street Corporation on February 14, 2020 with the SEC reporting beneficial ownership as of December 31, 2019. State Street Corp. has shared voting power over 32,553,192 shares, and shared dispositive power over 44,222,491 shares. State Street Corporation’s address is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

*	Less than 1% of the total shares of Corteva common stock outstanding.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Corteva is an agricultural company recognized as a leader in the seed and crop protection markets globally. We work collaboratively to support farmers around the globe to ensure they have the tools and innovations to help produce the secure supply of food the world demands, while conserving resources and sustaining the land.

Our compensation philosophy is to provide pay for performance in support of our long-term business objectives, as well as the achievement of annual targets. In 2019, Corteva’s Board and leadership were focused on establishing Corteva as an independent company after its Separation from DowDuPont, Inc. in June 2019. Achieving this important near-term milestone also required delivering on its cost synergy commitments and intensifying its productivity actions in order to achieve the benefits of the Separation. Despite unprecedentedly poor weather in North America, our 2019 results demonstrated the Company’s ability to capitalize on the strength of our product pipeline to realize above market organic growth for the Company and meet threshold 2019 performance targets.

OUR EXECUTIVE COMPENSATION PHILOSOPHY

We design our executive compensation programs to attract, engage, reward and retain the high-quality executives necessary for Company leadership and execution of our strategies in alignment with the best interests of our stockholders. We provide compensation through an appropriate mix of fixed and variable compensation, short-term and long-term incentives and cash-based and equity-based pay. Our executive compensation programs target the market median for each of the key compensation components.

Our compensation programs are designed and administered to follow these core principles:

•	Reinforce Corteva’s business objectives and the creation of sustainable long-term shareholder value;
•	Align executives’ interests with shareholders’ interests by weighting a significant portion of compensation on long-term performance programs designed to drive sustained shareholder returns;
•	Establish a strong link between pay and performance that support growth and innovation without encouraging or rewarding excessive risk;
•	Recognize and support outstanding individual performance and behaviors, consistent with clear goals and objectives; and
•	Reinforce business objectives and drive long-term sustained shareholder value.

In this section, we review the objectives and elements of Corteva’s executive compensation program and discuss and analyze the 2019 compensation decisions regarding our Named Executive Officers (“NEOs”). For 2019 our NEOs are:

•	James C. Collins, Jr., Chief Executive Officer

•	Gregory R. Friedman, Executive Vice President and Chief Financial Officer

•	Rajan Gajaria, Executive Vice President, Business Platforms
•	Timothy P. Glenn, Executive Vice President, Chief Commercial Officer

•	Cornel B. Fuerer, Senior Vice President, General Counsel

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COMPENSATION DISCUSSION AND ANALYSIS

We regularly review best practices in governance and executive compensation to evaluate that our programs align with our core principles. Here are some of the compensation practices we follow:

2019 COMPENSATION PRACTICES AND POLICIES

What We Do

✓	Use performance metrics to align pay with performance, with a structure designed to discourage excessive risk-taking, including utilizing caps on incentive plan payouts

✓	Balance short-term and long-term incentives using multiple performance metrics, which balance achieving near-term targets with investing for sustainable long-term growth through innovation

✓	Set rigorous stock ownership and retention requirements for NEOs (values equal to a target multiple of base salary)

✓	Maintain a compensation clawback policy

✓	Employ an independent compensation consultant to review and advise on executive compensation

✓	Use tally sheets

✓	Regularly review the People and Compensation Committee (the “Committee”) Charter to ensure independence and adherence to best practices and priorities

✓	Regularly review our peer group with the Committee to ensure appropriate benchmarking of our compensation programs

✓	Initiate annual say-on-pay votes

What We Don’t Do

×	Enter into employment agreements

×	Enter into severance agreements or maintain plans and programs that include single-trigger change-in-control provisions

×	Establish or allow excessive compensation practices that encourage excessive risk taking

×	Allow short sales, hedging, margin accounts, or pledging of Corteva securities by our executives and directors

×	Reload, reprice, or backdate stock options

×	Grant stock options with an exercise price less than fair market value

×	Provide tax gross-ups on benefits and perquisites

×	Pay dividends on unvested or unearned performance share units

Strategy

In 2019, Corteva was primarily focused on establishing itself as an independent company after its Separation from DowDuPont, Inc. Since the Separation in June 2019, our near-term strategic focus has been:

•	delivering market and earnings growth while positioning our business to compete successfully over the long-term through the development of innovative solutions;
•	continuing to drive working capital performance and execute on synergies that provide Corteva with a best-in-class cost structure;
•	driving improvement in operating earnings and maintaining sound discipline in allocating capital to deliver sustained returns to our investors; and
•	growing cash flow in a disciplined consistent manner that allows Corteva to deliver cash to shareholders while continuing to invest in innovation that can drive above-market growth.

For 2020, our strategic focus is largely the same. We believe our culture and compensation plans and programs contribute to fostering in our leadership an owners’ mindset, which makes Corteva well-positioned to deliver value creation and productivity enhancements needed to execute on our strategy.

Shareholder Engagement

The Committee believes shareholder feedback is an important input into decisions regarding compensation program design. As discussed elsewhere in this proxy statement, in late 2019 and early 2020 we offered to engage with stockholders regarding the Company’s business strategy, corporate governance policies, and sustainability, human

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capital management, and compensation practices. While Based upon the feedback of these engagements, we believe our 2019 compensation program design and design for 2020 to be largely aligned with the practices expected by our shareholders.

We believe that shareholder advisory votes on executive pay (“say-on-pay”) are an important element of shareholder feedback. Therefore, in this proxy statement, our Board is proposing annual advisory say-on-pay proposals.

Pre-Separation Compensation

Certain compensation programs and plans were inherited from DowDuPont as a result of the Separation. In addition, certain compensation actions were taken by DowDuPont prior to the Separation to ensure key executives were retained through the Separation and the transition of Corteva to an independent company. More specifically, DowDuPont made grants of PSUs in 2017 (the “Synergy Grants”) to Mr. Collins and certain other executives of DowDuPont, and granted cash-based incentive awards in 2018 to other executives across the organization (the “Synergy Incentive Awards”), including to each of Messrs. Friedman, Gajaria, Glenn and Fuerer. These awards were generally designed to incentivize the achievement of:

•

Targeted cost synergies of $1 billion on a run-rate basis for the Agriculture Division of DowDuPont (which became Corteva at Separation) for each of our NEOs and, in addition for Mr. Collins, who was an executive officer of DowDuPont at the time of the grant, targeted cost synergies of $3 billion on a run-rate basis for DowDuPont; and

•	The timely realization of the distributions of Dow and Corteva (the “spin-offs”) for Messrs. Collins, Friedman and Fuerer.

The Synergy Grants awarded by DowDuPont were adjusted at the Separation to reflect the spin-offs of Dow and Corteva from DowDuPont, such that recipients of the awards, including Mr. Collins, held PSU awards denominated in each of Dow, DuPont and Corteva under the “Shareholder Method” of adjustment. The DowDuPont Committee selected the Shareholder Method for adjustment of the Synergy Grants to recognize the efforts of the recipients in supporting the successful separations into all three future companies. Under the terms of the Separation Agreement, Corteva was required to issue the PSU awards under its Omnibus Incentive Plan in the amount to be denominated in Corteva stock at Separation, and to settle the awards at the end of the performance period. In addition, Corteva was required to pay the Synergy Incentive Awards due to its NEOs. For further discussion around the performance related to the Synergy Grants and Synergy Incentive Awards, please see Narrative Discussion of Summary Compensation Table – Bonus.

In addition to the Synergy Grants and Synergy Incentive awards, in 2019 DowDuPont granted awards of restricted stock units (“RSUs”) to our NEOs in order to provide additional retention incentives, as well as to help in driving ownership in the Company for our NEOs (as these awards converted at Separation into RSUs denominated in Corteva common stock). For further discussion around the equity awards granted to our NEOs in 2019, please see 2019 Compensation Decisions — Our Long-Term Incentive Program.

Summary of Our 2019 Compensation Actions

Linking Pay with Performance

Pay actions for our NEOs in 2019 reflected both our Company performance, which was significantly impacted by unprecedented weather in our U.S. Region, and our executive compensation philosophy of aligning pay with performance.

2019 SHORT-TERM PERFORMANCE AND INCENTIVE COMPENSATION

The NEO average payout factor under our short-term incentive program, the Corteva Performance Reward Plan, (“PRP”) was 62.9% of target, which is based on performance against an Operating EBITDA target of $2.236 billion as well as the impact of individual performance assessments. For further discussion, please see 2019 Compensation Decisions — Our Annual Compensation Program.

LONG-TERM PERFORMANCE AND INCENTIVE COMPENSATION

Performance-based restricted stock units (“PSUs”) were granted shortly following the Separation, with the performance period covering the period of July 2019 to December 2021. These PSU awards utilize Return on Invested Capital (“ROIC”) and Operating EBITDA metrics weighted at 75% and 25%, respectively, aligning with the Company’s strategic priorities. The estimated value of the PSU awards is 2 to 3 times each of the NEOs’ salary at target performance level.

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COMPENSATION DISCUSSION AND ANALYSIS

HOW WE DETERMINE EXECUTIVE COMPENSATION

The Committee determines compensation for our NEOs and other executive officers and recommends CEO compensation to the independent Board members for their approval. The NEOs are the Company’s CEO, the Chief Financial Officer, and the three next most highly compensated executive officers.

In 2019, the Committee retained Frederic W. Cook & Co., Inc. (“Cook”) as its independent compensation consultant on executive compensation matters. Cook performs work at the direction and under the supervision of the Committee, and provides no services to Corteva other than those for the Committee.

Oversight Responsibilities for Executive Compensation

Summarized in the table below are responsibilities for executive compensation.

People and Compensation Committee

•  Establishes executive compensation philosophy

•  Approves incentive compensation programs and target performance expectations for PRP and the PSU component of long-term incentive (“LTI”) awards

•  Approves all compensation actions for the executive officers, other than the CEO, including base salaries, target and actual PRP awards, and LTI grants, including target and actual PSU awards

•  Recommends to the independent Board members compensation actions for the CEO, including base salary, target and actual PRP award, and LTI grant, including target and actual PSU award

All Independent Board Members	• Assess performance of the CEO • Approve all compensation actions for the CEO, including base salary, target and actual PRP award, and LTI grant, including target and actual PSU award
Independent Committee Consultant — Cook

•  Provides independent advice, research, and analytical services on a variety of subjects to the Committee, including compensation of executive officers, nonemployee director compensation and executive compensation trends

•  Participates in Committee meetings as requested and communicates with the Chair of the Committee between meetings

CEO	• Provides a performance assessment of the other executive officers • Recommends compensation targets and actual awards for the other executive officers to the Committee

In addition to Company performance, the Committee considers a broad array of facts and circumstances in finalizing executive officer pay decisions, including competitive analysis, tally sheets, and shareholder feedback.

We Conduct a Competitive Analysis

Peer Group Analysis

To ensure a complete and robust picture of the overall compensation environment, and to provide consistent comparisons against which to benchmark compensation for the CEO and other NEOs, we utilize a select group of peer companies (“peer group”) to:

•	Benchmark pay design including mix and performance criteria
•	Test the link between pay and performance
•	Determine the competitiveness of the compensation paid to our NEOs (peer group data is used as the primary source of CEO pay data, and generally as a secondary source for our other NEOs)

The peer group generally reflects the agricultural and chemical industries in which we operate, represents the multiple markets in which we compete — including markets for executive talent, customers and capital — and comprises large companies with a strong scientific focus and/or research intensity and a significant international presence.

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To help guide the selection process in an objective manner, the Committee established the following criteria for peer group companies:

•	Publicly traded U.S. companies and select non-U.S. based companies traded on the New York Stock Exchange to facilitate pay design and performance comparisons
•	Direct business competitors
•	Companies similar in size to Corteva — 1/3X to 3X revenue and market capitalization criteria

The Committee reviewed the selection criteria and Peer Group for 2019 in connection with its Separation and established the following peer group:

3M Company	Deere & Company	Nutrien Ltd.

Air Products and Chemicals, Inc.	Eastman Chemical Company	Perrigo Company plc

Archer-Daniels Midland Company	Ecolab Inc.	PPG Industries, Inc.

Avery Dennison Corporation	FMC Corporation	The Sherwin-Williams Company

Celanese Corporation	Honeywell International Inc.	Zoetis Inc.

The Committee most recently reviewed the current peer group in October 2019, and no changes to its composition were made for 2020.

Published Compensation Surveys

In addition to benchmarking our compensation programs against our peer group, we also utilize data obtained from published compensation surveys. The data utilized from these surveys represents large companies with median revenue comparable to Corteva’s “market.” Data obtained from these published surveys are generally used as a primary source of compensation data for our NEOs other than the CEO, and as a secondary source of data for our CEO.

Tally Sheets

For each NEO, the Committee annually reviews tally sheets that include all aspects of total compensation and the benefits associated with various termination scenarios. Tally sheets provide the Committee with information on all elements of actual and potential future compensation of the NEOs, as well as data on wealth accumulation. This helps the Committee confirm that there are no unintended consequences of its actions.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The components of our executive compensation program align with our executive compensation philosophy.

DIRECT COMPENSATION COMPONENTS

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Base salary	• Provides regular source of income for NEOs • Provides foundation for other pay components (i.e., PRP targets expressed as a percentage of base salary)	Based on a range of factors, including peer data, market pay surveys, business results, and individual performance Targeted at approximately market median
PRP awards	• Align executives with annual goals and objectives • Create a direct link between executive pay and annual financial and operational performance	Actual payout is based on performance of Company, modified as applicable by individual performance Target award is approximately market median
LTI awards

•  Link pay and performance — accelerate growth, profitability and stockholder return

•  Align the interests of executives with stockholders

•  Balance plan costs, such as accounting and dilution, with employee-perceived value, potential wealth creation opportunity and employee share ownership objectives

Actual value realized is based on company performance over a multi-year time frame and/or is linked to stock price Targeted to market median

Target Compensation Pay Mix

To reinforce our pay-for-performance philosophy, Corteva targets a significant portion of our NEOs’ compensation to be “at risk”, tying each NEO’s compensation to the Company’s financial performance, the executive’s continued employment with the Company and the performance of the Company’s common stock as indicated by our share price. We believe this approach motivates executives to consider the impact of their decisions on stockholder value.

Due to the fact that a significant portion of the compensation paid to our executives was determined or delivered by DowDuPont prior to Separation, the mix of compensation delivered to our NEOs in 2019 was not necessarily representative of the executive compensation philosophy of Corteva, nor did it represent decisions made by the Committee. As such, the target mix of compensation for 2020 depicted in the charts below is a more appropriate representation of those compensation decisions made by the Committee.

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2020 TARGET COMPENSATION MIX AND “PAY AT RISK”

CEO	Other NEOs

•  90% of targeted Total Direct Compensation (“TDC”) for the CEO at risk

•  18% of the at-risk pay is tied to achievement of annual incentive goals, and 82% is tied to achievement of financial goals and/or share price over a multi-year period

•  On average, 73% of TDC for the other NEOs is at risk

•  On average, 34% of the at-risk pay is tied to achievement of annual incentive goals, and 66% is tied to achievement of financial goals and/or share price over a multi-year period

Benefits, Retirement and Other Compensation Components

In addition to the annual and long-term direct compensation programs designed to align pay with performance, we provide our executives with additional compensation elements including: health and welfare, vacation, and other benefits, retirement plans, and limited perquisites.

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Standard health, welfare, vacation and other benefits provided to other employees	• Same tax-qualified retirement, medical, dental, vacation benefit, life insurance, and disability plans provided to other employees	Tax-qualified plans are targeted to peer group median in the aggregate
Non-qualified retirement and deferred compensation plans provided to other employees

•  Nonqualified retirement plans that restore benefits above the Internal Revenue Code (“IRC”) limits for tax-qualified retirement plans as provided to other eligible employees

•  Nonqualified deferred compensation plan that allows for deferral of base salary, PRP and LTI awards

Nonqualified retirement plans are provided to restore benefits lost due to IRC limits
Change in Control And Executive Severance benefits

•  Severance benefits upon a change in control and qualifying termination (double-trigger) provided to ensure continuity of management in a potential change in control environment

•  Severance benefits not associated with a change in control provided as a component of overall competitive compensation and benefit employment package at senior executive levels in the organization

•  A change in control does not automatically entitle an executive to this severance benefit. An executive must lose his/her job within a defined period surrounding the change in control (see Change in Control and Executive Severance Benefits below for more details)

Benefits provided are a function of both the termination reason (i.e., whether or not associated with a change in control) and the executive level
Limited perquisites	• Personal financial counseling (excluding tax preparation) at a cost of generally less than $10,000 per NEO

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COMPENSATION DISCUSSION AND ANALYSIS

Change in Control and Executive Severance Benefits

To ensure that executives remain focused on Company business during a period of uncertainty that may arise in the case of a potential change in control, and to maintain the competitiveness of our overall executive compensation and benefit offerings, in 2019 Corteva adopted the Change in Control and Executive Severance Plan, which replaced any benefits our NEOs were eligible for under similar historical plans. Each of the NEOs is a participant in the plan. For any benefits to be earned under the plan in association with a change in control, a change in control must occur and the executive’s employment must be terminated within two years following the change in control event, either by the Company without cause or by the executive for good reason (often called a “double trigger”).

Under the plan, the Committee removed historical tax gross-ups that were previously permitted under the Historical DuPont plan (adopted by DowDuPont in association with the Merger) in order to align the Company’s severance and change-in-control programs with best practices. The plan requires a release of claims as a condition to the payment of benefits and includes one-year non-competition and non-solicitation provisions and additional non-disparagement and confidentiality provisions. For additional information about benefits under the Change in Control and Executive Severance Plan see Potential Payments Upon Termination or Change in Control.

HOW WE MANAGE COMPENSATION RISK

The Committee regularly monitors our compensation programs to assess whether those programs are motivating the desired behaviors while delivering on Corteva’s performance objectives and encouraging appropriate levels of risk-taking. In 2019, the Committee requested, Cook to test whether the Company’s compensation programs encourage the appropriate levels of risk-taking given the Company’s risk profile. Cook’s review encompassed an assessment of risk pertaining to a broad range of design elements, such as mix of pay, performance metrics, goal-setting and payout curves, and payment timing and adjustments, as well as other mitigating program attributes noted below. Cook’s analysis determined, and the Committee concurred, that our compensation programs do not encourage behaviors that would create undue material risk for Corteva.

Payout Limitations or Caps

Payout limitations, or “caps,” play a vital role in risk mitigation, and all metrics in the PRP and PSU programs are capped at 200% to protect against excessive payouts.

Stock Ownership Guidelines

The Company requires that NEOs accumulate and hold shares of Corteva Common Stock with a value equal to a specified multiple of base pay. These targets are 6, 4, and 3 times base salary for Corteva’s CEO, executive vice presidents, and senior vice presidents, respectively.

Stock ownership guidelines also include a retention ratio requirement. Under the guidelines, until the required ownership is reached, executives are required to retain 75% of net shares acquired upon any future vesting of stock units or exercise of stock options, after deducting shares used to pay applicable withholding taxes and/or exercise price, as applicable.

For purposes of the stock ownership guidelines, we include direct ownership of shares and stock units held in employee plans. Stock options and PSUs are not included in determining whether an executive has achieved the ownership levels. While NEOs are generally expected to reach these targets in five years, Messrs. Collins and Glenn have met their ownership guideline.

Compensation Recovery Policy (Clawback)

The Company has instituted a compensation recovery policy that covers each current and former employee of Corteva or an affiliated company who is, or was, the recipient of incentive-based compensation (“Grantee”) awarded following the adoption of the policy, including each of our NEOs. Under our policy, if a Grantee engages in misconduct, then at the discretion of the Committee:

•	He/she may forfeit any right to receive any future awards or other equity-based incentive compensation; and/or
•	The Company may demand repayment of any awards or cash payments already received by a Grantee.

“Misconduct” for purposes of our policy means any of the following:

•	The Grantee’s employment or service is terminated for cause;

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•	There has been a breach of a noncompete or confidentiality covenant set out in any employee agreement or arrangement with the Company; or
•

There has been a willful violation of the Company’s Code of Conduct or other Company policies that causes significant financial or reputational harm to the Company (including but not limited to conduct that results in an accounting restatement).

In addition, if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under securities law, the Company may require reimbursement or forfeiture of any excess incentive-based compensation received by the Grantee over the amount that would have been paid to the Grantee had it been paid on the restated results. In any case, should the Company demand reimbursement of amounts paid to a Grantee, the Grantee will be required to provide such repayment within ten (10) days following such demand.

Corteva’s policy provides for a greater range of events under which the Committee may seek to recover compensation paid to or earned by an executive than those considered by the SEC in its rules proposed under the Dodd-Frank Act. The Company will continue to monitor developments related to the proposed rules, and will amend its policy to the extent required should the proposed rules become final.

Prohibition on Hedging and Pledging of Company Common Stock

Our insider trading policy includes an “anti-hedging” provision that prohibits directors and executive officers and certain of their related persons (such as certain of their family members and entities they control) from engaging in hedging transactions and short sales with respect to the securities of the Company or its subsidiaries. Our insider trading policy also prohibits our directors and executive officers from holding securities of the Company or its subsidiaries in a margin account and the pledging of any of these securities as collateral for a loan. Our insider trading policy strongly recommends that other employees not engage in hedging and pledging transactions.

2019 COMPENSATION DECISIONS

Prior to the Separation, compensation decisions for our NEOs were made by the DowDuPont Committee or by DowDuPont management. Mr. Collins was previously a named executive officer of DowDuPont. Beginning in 2017, compensation decisions for our NEOs were made to increase their compensation along a “glidepath”. The glidepath was designed to increase the compensation of our NEOs toward the market median incrementally over time to reflect the movement from the divisional roles held by our NEOs to the stand-alone public company executive roles to be held by our NEOs upon Separation. Since the Separation, the Committee has continued to assess the compensation of our NEOs relative to market, and expects to continue moving the total compensation of our NEOs toward the median of the market.

Our Annual Compensation Program

Annual Base Salary

In setting 2019 NEO salaries, the Committee took a wide range of facts and circumstances into consideration. These included peer group competitiveness, broader market competitiveness, internal relationships, tally sheets and individual performance. In 2019, each of our NEOs received salary increases in conjunction with the Separation and the previously established compensation glidepath, as noted in the table below:

Name	Base Salary as of January 1, 2019 (Divisional Roles with DowDuPont)	Base Salary June 1, 2019 (with Corteva, Inc.)	Increase %
James C. Collins. Jr.	$800,000	$1,050,000	31%
Gregory R. Friedman	$620,000	$675,000	9%
Rajan Gajaria	$500,000	$625,000	25%
Timothy P. Glenn	$525,000	$625,000	19%
Cornel B. Fuerer	$450,000	$580,000	29%

Annual Short-Term Incentives

Our Performance Reward Plan design for 2019 was established by the DowDuPont Committee to ensure that our executives maintained a strong focus on earnings growth. With the future Separation in mind, the DowDuPont Committee selected Operating EBITDA as the sole metric for the 2019 PRP. The single metric design and selection of Operating

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COMPENSATION DISCUSSION AND ANALYSIS

EBITDA as the metric provided significant focus on earnings and line of sight to employees during a year of considerable change. The DowDuPont Committee initially set a target and range of performance for Operating EBITDA for Corteva as a division of DowDuPont, which were adjusted at Separation to reflect Corteva’s transition to a standalone public company, including certain “corporate” costs which were not part of the divisional Operating EBITDA target. Upon Separation, the Committee ratified the design of the 2019 PRP and approved this adjustment to the target and performance range.

2019 PRP PERFORMANCE AND PAYOUT FACTOR

The table below highlights the business performance range for the Operating EBITDA metric, the 2019 results relative to the business performance, and the payout factor for the PRP:

Metric	Threshold ($mm) (50% payout)	Target ($mm) (100% payout)	Maximum ($mm) (200% payout)	Actual ($mm)	% of Target Achieved	Actual Payout Factor %
Operating EBITDA(1)	$1,900.6	$2,236.0	$2,571.4	$1,987.0	88.9%	62.9%
[1]

Operating EBITDA is defined as earnings (i.e., income from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits, net and foreign exchange gains (losses), excluding the impact of significant items (including goodwill impairment charges). Non-operating benefits, net consists of non-operating pension and other post-employment benefit (OPEB) credits, tax indemnification adjustments, environmental remediation and legal costs associated with legacy businesses and sites of Historical DuPont.

A summary of the payouts under the 2019 PRP for each of our NEOs is below:

Name	Year End Base Salary ($) (a)	PRP Target Percent (b)	PRP Target Amount ($) (c)	Company Component (d)	Individual Factor – Committee Assessment(1) (e)	Total PRP Payment Percent (f)	Total PRP Payout Amount ($)
			(a * b)			(d * e)	(c * f)
James C. Collins. Jr.	1,050,000	140%	1,470,000	62.9%	100%	62.9%	924,630
Gregory R. Friedman	675,000	100%	675,000	62.9%	100%	62.9%	424,575
Rajan Gajaria	625,000	100%	625,000	62.9%	100%	62.9%	393,125
Timothy P. Glenn	625,000	100%	625,000	62.9%	100%	62.9%	393,125
Cornel B. Fuerer	580,000	85%	493,000	62.9%	100%	62.9%	310,097
[1]	The Committee and Board made no adjustments to the earned PRP awards for individual performance.

Our Long-Term Incentive Program

In 2019, Corteva adopted the Corteva, Inc. 2019 Omnibus Incentive Plan (the “OIP”), which authorizes Corteva to grant incentive awards, including stock options (both “incentive stock options” and nonqualified stock options), share appreciation rights, restricted shares, restricted stock units (both time-based and performance-based restricted stock units), other share-based awards and cash awards, to its and its subsidiaries’ eligible employees, consultants, contractors and non-employee directors.

2019 Long-Term Incentive Awards

For 2019, our LTI program for NEOs, when including the Transaction Awards described below, consisted of a mix of RSUs and PSUs, granted pre- and post-Separation, respectively.

Name	2019 LTI — RSU Value*	2019 LTI — PSU Value*	2019 LTI — Total Value
James C. Collins, Jr.	$5,500,000	$3,150,000	$8,650,000
Gregory R. Friedman	1,300,000	1,687,500	2,987,500
Rajan Gajaria	1,000,000	1,562,500	2,562,500
Timothy P. Glenn	1,000,000	1,562,500	2,562,500
Cornel B. Fuerer	800,000	1,160,000	1,960,000
*

Reflects the value the DowDuPont Committee and the Committee considered when making the RSU and PSU awards, respectively, for 2019. These values differ slightly from the grant date fair value of equity awards shown in the Summary Compensation Table and Grants of Plan-Based Awards Table, which value the awards at the closing price of Corteva Common Stock on the date of grant.

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COMPENSATION DISCUSSION AND ANALYSIS

The RSU portion of the 2019 LTI awards was granted by DowDuPont prior to the Separation in order to provide substantial retention incentives for key executives and employees through the Separation and transition of Corteva to an independent company. In addition, the grant of RSUs was intended to increase the level of future ownership in Corteva stock, particularly for our executives to further align their interests with those of our shareholders (as all of the RSUs awarded in 2019 converted into RSUs denominated in Corteva common stock at Separation).

Prior to the Separation, the management and Board of DowDuPont committed to align the interests of the future management of each of Corteva, DuPont and Dow with the interests of their respective shareholders by recommending each of the three companies award PSUs to certain of their executives that would be focused primarily on driving improvements in ROIC. In keeping with that commitment, in August 2019, the Committee (and, in the case of the CEO, the Board) approved a grant of PSUs having the grant date fair value set forth above. The actual number of shares earned for the PSUs granted in 2019 will be based on performance relative to Corteva’s ROIC and Operating EBITDA metrics for the 2.5 year performance period, covering July 2019 through December 2021, as shown in the table below.

Metric	Weighting	Basis of Measurement
ROIC	75%	Improvement over baseline ROIC (measured over 4 quarters ending June 30, 2019)
Operating EBITDA	5%	Improvement in second half of 2019 over second half of 2018
	10%	Improvement in fiscal year 2020 over fiscal year 2019
	10%	Improvement in fiscal year 2021 over fiscal year 2020

2020 Long-Term Incentive Awards

In 2020, we eliminated the use of RSUs for the annual LTI awards granted to our NEOs in order to better align with our philosophy of providing a significant portion of annual compensation in the form of at-risk, performance-based equity. As a result, our LTI program as applicable to our NEOs will consist solely of PSUs and stock options, all based on fair value on the grant date. The following table summarizes the performance drivers, mix, and objectives for the various LTI components as they relate to our NEOs:

	PSUs	Stock Options
2020 LTI mix	• 60%	• 40%
Performance drivers	• ROIC (weighted at 50% of PSU component) • Operating EPS Growth (weighted at 50% of PSU component)	• Stock price appreciation (longer-term)
Objectives	• Focus on value creation for stockholders through metrics highly correlated to shareholder returns • Provide strong line of sight to participants	• Stockholder alignment • Link to long-term business objectives
Program design

•  At the conclusion of the performance cycle, payouts can range from 0% to 200% of the target grant based on performance against ROIC and Operating EPS Growth metrics

•  PSUs are based on a three-year performance cycle and are awarded annually to each NEO at the beginning of the cycle

• Options vest in one-third increments over three years • Ten-year term • Nonqualified stock option grants are made annually at the closing price on the date of grant • No repricing stock options

Beginning in 2020, annual awards to employees, including NEOs, are made at a pre-established date during the month of February. This allows sufficient time for the market to absorb the announcement of annual earnings, which is typically made during the fourth week of January. We do not time equity awards in coordination with the release of material nonpublic information. The grant price is the closing price on the date of grant.

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COMPENSATION DISCUSSION AND ANALYSIS

Deductibility of Performance-Based Compensation

The Internal Revenue Code generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s applicable named executives. Prior to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) this limitation generally did not apply to compensation that met the tax code requirements for “qualifying performance-based” compensation. Following enactment of the Tax Act, the Company generally expects that compensation paid to our applicable named executives in excess of $1 million will not be deductible, subject to an exception for compensation provided pursuant to a binding written contract in effect as of November 2, 2017.

CEO PAY RATIO

To determine the pay ratio required by Item 402(u) of Regulation S-K, the Company first identified the median employee using our global employee population as of October 1, 2019, which included all global full-time, part-time, temporary, and seasonal employees who were employed on that date. We did not exclude any employees from any countries, and we did not make any cost-of-living adjustments in identifying our median employee. We used a consistently applied compensation measure across our global employee population to calculate the median employee compensation. The consistently applied compensation measure we used was “base salary plus cash incentive compensation.”

Once the median employee was identified, we then determined the median employee’s annual total compensation using the Summary Compensation Table methodology as detailed in Item 402(c)(2)(x) of Regulation S-K, and compared it to the total compensation of Mr. Collins, our CEO, as detailed in the Summary Compensation Table for 2019, to arrive at the pay ratio disclosed below.

Our CEO’s compensation for 2019, as reported in the Summary Compensation Table, was $11,357,053. The compensation of our median employee for 2019 was $80,757. Based upon the compensation for our CEO and median employee, our CEO to Median Employee Pay Ratio is 141:1.

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COMPENSATION OF EXECUTIVE OFFICERS

2019 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the NEOs for the fiscal year ending December 31, 2019. The NEOs are Corteva’s CEO and Chief Financial Officer (“CFO”), and the next three most highly compensated executive officers ranked by their total compensation in the 2019 Summary Compensation Table.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($)(6) (i)	Total ($) (j)
James C. Collins, Jr. Chief Executive Officer	2019	1,029,167	—	8,650,026	—	924,630	628,413	124,817	11,357,053
	2018	795,833	—	—	3,500,005	248,800	263,772	186,327	4,994,737
Gregory R. Friedman EVP, Chief Financial Officer	2019	652,083	1,162,000	2,987,530	—	424,575	—	69,100	5,295,288
	2018	462,000	—	—	500,007	115,692	—	73,971	1,151,670
Rajan Gajaria EVP, Business Platforms	2019	567,310	1,000,000	2,562,537	—	393,125	—	20,999	4,543,971
	2018	405,962	—	250,038	250,143	108,851	446,403	29,885	1,491,282
Timothy P. Glenn EVP, Chief Commercial Officer	2019	583,333	1,400,000	2,562,537	—	393,125	309,978	62,786	5,311,760
	2018	457,583	—	—	700,013	114,293	100,951	82,060	1,454,900
Cornel B. Fuerer SVP, General Counsel	2019	525,833	830,000	1,960,027	—	310,097	—	78,490	3,704,447

Totals in the above table might not equal the summation of the columns due to rounding amounts to the nearest dollar.

(1)

Amounts represent cash-based incentives earned and paid with respect to the Synergy Incentive Awards granted in 2018 by DowDuPont. For a detailed discussion of the Synergy Incentive Awards and the amounts reported in this column, refer to the “Bonus” section of the narrative discussion following this footnote.

(2)

Amounts represent the aggregate grant date fair value of RSU and PSU awards in the year of grant in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. If valued assuming a maximum payout on the Performance Share program, the value of the awards would be: Mr. Collins, $11,800,031; Mr. Friedman, $4,675,043; Mr. Gajaria, $4,125,061; Mr. Glenn, $4,125,061; and Mr. Fuerer, $3,120,044. This column does not represent the stock-based compensation expense recognized in the Company’s financial statements for the year ended December 31, 2019. See “2019 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards”.

(3)

Amounts represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718 in the year of grant. A discussion of the assumptions used in calculating these values can be found in Note 21 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. This column does not represent the stock-based compensation expense recognized in the Company’s financial statements for the year ended December 31, 2019.

(4)	Individual results for Non-Equity Incentive Plan Compensation are detailed in the “Annual Incentive Compensation” section of the CD&A and reflect income paid in 2020 for performance achieved in 2019.
(5)

This column reports the estimated change in the actuarial present value of an NEO’s accumulated pension benefits and any above-market earnings on nonqualified deferred compensation balances. Corteva does not credit participants in the nonqualified plans with above-market earnings; therefore, no such amounts are reflected here.

(6)

Amounts shown in this column include Company contributions to both qualified and non-qualified defined contribution plans, as applicable, as well as the value of certain perquisites or other personal benefits. For a detailed discussion of the items and amounts reported in this column, refer to the “All Other Compensation” section of the narrative discussion following this footnote.

Narrative Discussion of Summary Compensation Table

Salary

Amounts shown in the “Salary” column of the table above represent base salary earned during 2019.

Bonus

Amounts shown in the “Bonus” column of the table above represent the payout of the Synergy Incentive Awards. The determination of performance relative to the achievement of cost synergies was made by the DowDuPont Committee

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COMPENSATION OF EXECUTIVE OFFICERS

immediately prior to the separation of Dow from DowDuPont on April 1, 2019. Performance against the timely distributions of Dow and Corteva from DowDuPont were ratified by the Committee at Separation. The calculation of performance relative to the plan metrics, as applicable to our NEOs other than Mr. Collins, is noted in the following table.

Metric	Target	Actual	Payout %
Agriculture Division synergy achievement	$1 billion	> $1.15 billion	200%
Dow separation	April 1, 2019	April 1, 2019	100%
Corteva separation	June 1, 2019	June 1, 2019	100%

Each executive granted a Synergy Incentive Award was aligned to performance against the achievement of cost synergies, the timely distributions of Dow and Corteva from DowDuPont, or both synergy and “speed to spin” metrics. The alignment of our NEOs against these metrics, the weighting of each metric, the Synergy Incentive Award targets and the payout of Synergy Incentive Awards is detailed in the table below.

Name	Metric(s)	Weighting		Weighted Average Performance Attainment	Target Synergy Incentive Award	Actual Synergy Incentive Award
Gregory R. Friedman	Agriculture synergies Dow separation Corteva separation	66 17 17	% % %	166%	$700,000	$1,162,000
Rajan Gajaria	Agriculture synergies	100%		200%	$500,000	$1,000,000
Timothy P. Glenn	Agriculture synergies	100%		200%	$700,000	$1,400,000
Cornel B. Fuerer	Agriculture synergies Dow separation Corteva separation	66 17 17	% % %	166%	$500,000	$830,000

Stock Awards

Amounts shown in the “Stock Awards” column of the table above represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. If the PSUs were valued assuming a maximum payout, the total value of the awards reflected in the Summary Compensation Table would be: Mr. Collins, $11,800,031; Mr. Friedman, $4,675,043; Mr. Gajaria, $4,125,061; Mr. Glenn, $4,125,061; and Mr. Fuerer, $3,120,044. Refer to 2019 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards for a detailed discussion of the grant date fair value of stock awards.

Non-Equity Incentive Plan Compensation

Amounts shown in this column of the table above represent cash-based annual incentives under the PRP. Refer to Our Annual Compensation Program – Annual Short-Term Incentives for a detailed discussion of the calculation of individual results for payouts under the PRP for our NEOs.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Amounts shown in this column of the table above represent the estimated change in the actuarial present value of accumulated benefits for each of the NEOs at the earlier of either age 65 or the age at which the NEO is eligible for an unreduced pension. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 20 (“Pension Plans and Other Post Employment Benefits”) to the Consolidated Financial Statements in Corteva’s Annual Report on Form 10-K for the year ended December 31, 2019. Assumptions are further described in the narrative discussion following the Pension Benefits table.

There were no above-market or preferential earnings during 2019 on nonqualified deferred compensation. Generally, earnings on nonqualified deferred compensation include returns on investments in seven core investment alternatives, interest accruals on cash balances, Corteva Common Stock returns and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate, and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the Company’s RSP plan. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2019 Summary Compensation Table.

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COMPENSATION OF EXECUTIVE OFFICERS

Accordingly, all amounts shown in this column reflect the change in the pension value under the Pension Plan and Pension Restoration Plan. The change in pension value represents the change from 2018 to 2019 in the present value of an NEO’s accumulated benefit as of the applicable pension measurement date.

All Other Compensation

Amounts shown in the “All Other Compensation” column of the table above include perquisites and personal benefits and Company contributions to both qualified and nonqualified defined contribution plans. The following table details those amounts.

Name	Perquisites and Other Personal Benefits(a)	Registrant Contributions to Qualified Defined Contribution Plans(b)	Registrant Contributions to Nonqualified Defined Contribution Plans(c)
James C. Collins, Jr.	$9,500	$25,500	$89,817
Gregory R. Friedman	—	25,200	43,900
Rajan Gajaria	—	16,707	4,292
Timothy P. Glenn	—	25,200	37,586
Cornel B. Fuerer	8,904	25,500	44,086
(a)	Amounts represent the value of financial counseling services provided to the executive at the Company’s expense.
(b)

Amounts represent Corteva’s match to the RSP on the same basis as provided to U.S. parent company employees, inclusive of those contributions made by DowDuPont under the plan prior to Separation. For 2019, the RSP provided a Company match of 100% of the first 6% of the employee’s contribution. Amounts also include an additional Company contribution of 3%. For Mr. Gajaria, also includes contributions made by DowDuPont under the former Dow defined contribution plan in which he participated prior to Separation.

(c)

Amounts represent Corteva’s match to the Retirement Savings Restoration Plan (“RSRP”) on the same basis as provided to U.S. parent company employees who fall above the applicable IRC limits, inclusive of those contributions made by DowDuPont under the plan prior to Separation. For 2019, the RSRP provided a Company match of 100% of the first 6% of the employee’s eligible contributions. Amounts also include an additional Company contribution of 3% of eligible contributions.

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COMPENSATION OF EXECUTIVE OFFICERS

2019 GRANTS OF PLAN-BASED AWARDS

The following table provides information on PRP awards, RSUs and PSUs granted in 2019 to each of our NEOs. For a complete understanding of the table, refer to the narrative discussion that follows.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James C. Collins, Jr.	6/1/2019	—	1,470,000	2,940,000	—	—	—	—	—	—
	2/14/2019	—	—	—	—	—	—	178,977	—	—	5,500,021
	8/26/2019	—	—	—	0	108,546	217,092	—	—	—	3,150,005
Gregory R. Friedman	6/1/2019	—	675,000	1,350,000	—	—	—	—	—	—
	2/14/2019	—	—	—	—	—	—	42,305	—	—	1,300,017
	8/26/2019	—	—	—	0	58,150	116,300	—	—	—	1,687,513
Rajan Gajaria	6/1/2019	—	625,000	1,250,000	—	—	—	—	—	—
	2/14/2019	—	—	—	—	—	—	32,542	—	—	1,000,013
	8/26/2019	—	—	—	0	53,843	107,686	—	—	—	1,562,524
Timothy P. Glenn	6/1/2019	—	625,000	1,250,000	—	—	—	—	—	—
	2/14/2019	—	—	—	—	—	—	32,542	—	—	1,000,013
	8/26/2019	—	—	—	0	53,843	107,686	—	—	—	1,562,524
Cornel B. Fuerer	6/1/2019	—	493,000	986,000	—	—	—	—	—	—
	2/14/2019	—	—	—	—	—	—	26,034	—	—	800,011
	8/26/2019	—	—	—	0	39,973	79,946	—	—	—	1,160,016

Narrative Discussion of Grants of Plan-Based Awards Table

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Amounts shown in this column of the table above represent PRP award opportunities for 2019 under the OIP. A target PRP award is established for each NEO at the beginning of the relevant fiscal year based on a percentage of the NEO’s base salary. To the extent that the Committee approves changes to a NEO’s base salary or the PRP target (as a percentage of base salary) during a fiscal year, the PRP is designed such that the base salary and PRP target as a percentage of base salary in effect at the end of the fiscal year are assumed to have been in effect for the entire fiscal year. PRP targets for 2019 for our NEOs were initially set by the DowDuPont Committee. On June 1, 2019, in connection with the Separation, the Committee (and, in the case of the CEO, the Board) approved the PRP targets for our NEOs as shown above. The actual PRP payout for NEOs, which can range from 0% to 200% of target, is based on corporate financial performance and modified for individual performance as applicable. Refer to Compensation Discussion and Analysis — 2019 Compensation Decisions — Our Annual Compensation Program — Annual Short-Term Incentives for more details.

Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts shown in this column of the table above represent the potential payout range of PSUs granted in 2019. Vesting is based upon performance against ROIC and Operating EBITDA targets. At the conclusion of the two and one-half-year performance period, the actual award, vested and delivered as Corteva Common Stock, can range from 0% to 200% of the original grant. Dividend equivalents are applied after the final performance determination only to the extent that the underlying awards vest based upon performance. For a discussion of the impact on PSUs of any termination, see Potential Payments Upon Termination or Change in Control.

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COMPENSATION OF EXECUTIVE OFFICERS

All Other Stock Awards: Number of Shares of Stock or Units

Amounts shown in this column of the table above represent RSUs granted that are paid out in shares of Corteva Common Stock. The RSU awards vest over a period of three years at a rate of one-third per year beginning on the first anniversary date of the award. The awards of RSUs were initially granted by DowDuPont. The number of awards noted above reflect the number of Corteva RSUs into which the RSUs granted by DowDuPont were adjusted as a result of the Separation. For a discussion of the RSUs granted in 2019, refer to Compensation Discussion and Analysis — 2019 Compensation Decisions — Our Long-Term Incentive Awards — 2019 Long-Term Incentive Awards.

Grant Date Fair Value of Stock Awards

Except with respect to PSUs, amounts shown in this column of the table above reflect the grant date fair value of the equity award computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

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COMPENSATION OF EXECUTIVE OFFICERS

OUTSTANDING EQUITY AWARDS

The following table shows the number of shares underlying exercisable and unexercisable options, as well as unvested RSUs and unearned PSUs, held by our NEOs at December 31, 2019. Market or payout values in the table below are based on the closing price of Corteva Common Stock as of that date. The table excludes stock options and, in the case of Mr. Gajaria, RSUs, denominated in either Dow or DuPont common stock which were issued in conjunction with the Separation, and which are related to awards granted by DowDuPont in 2018, each of which were adjusted into equity denominated in all three companies based upon the terms of the Separation. For awards granted prior to the Separation, the number of options and RSUs represent the “as adjusted” number of outstanding awards.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)
James C. Collins, Jr.	02/04/2015	27,837	—	32.36	02/03/2022	—	—	—	—
	07/29/2015	—	—	—	—	131,198	3,878,217	—	—
	02/03/2016	82,464	—	26.76	02/02/2026	—	—	—	—
	02/02/2017	87,962	43,981	34.68	02/01/2027	—	—	—	—
	02/15/2018	25,154	50,309	41.94	02/14/2028	—	—	—	—
	02/14/2019	—	—	—	—	182,658	5,399,374	—	—
	08/26/2019	—	—	—	—	—	—	108,546	3,208,620
Gregory R. Friedman	02/05/2014	18,326	—	27.17	02/04/2021	—	—	—	—
	02/04/2015	12,157	—	32.36	02/03/2022	—	—	—	—
	02/03/2016	21,638	—	26.76	02/02/2026	—	—	—	—
	02/02/2017	14,074	7,037	34.68	02/01/2027	—	—	—	—
	02/15/2018	3,593	7,187	41.94	02/14/2028	—	—	—	—
	02/14/2019	—	—	—	—	43,175	1,276,256	—	—
	08/26/2019	—	—	—	—	—	—	58,150	1,718,914
Rajan Gajaria	02/14/2014	7,129	—	27.27	02/14/2024	—	—	—	—
	02/13/2015	5,760	—	28.86	02/13/2025	—	—	—	—
	02/12/2016	18,317	—	26.86	02/12/2026	—	—	—	—
	02/10/2017	9,264	4,633	35.72	02/10/2027	9,482	280,288	—	—
	02/15/2018	1,797	3,596	41.94	02/15/2028	1,161	34,319	—	—
	02/14/2019	—	—	—	—	33,211	981,726	—	—
	08/26/2019	—	—	—	—	—	—	53,843	1,591,599
Timothy P. Glenn	02/05/2014	8,615	—	27.17	02/04/2021	—	—	—	—
	02/04/2015	17,832	—	32.36	02/03/2022	—	—	—	—
	02/03/2016	32,788	—	26.76	02/02/2026	—	—	—	—
	02/02/2017	24,628	12,314	34.68	02/01/2027	—	—	—	—
	02/15/2018	5,031	10,062	41.94	02/14/2028	—	—	—	—
	02/14/2019	—	—	—	—	33,211	981,726	—	—
	08/26/2019	—	—	—	—	—	—	53,843	1,591,599
Cornel B. Fuerer	02/06/2013	2,937	—	20.82	02/05/2020	—	—	—	—
	02/05/2014	6,968	—	27.17	02/04/2021	—	—	—	—
	02/04/2015	13,558	—	32.36	02/03/2022	—	—	—	—
	02/03/2016	10,370	—	26.76	02/02/2026	—	—	—	—
	02/02/2017	8,796	4,398	34.68	02/01/2027	1,025	30,314	—	—
	02/15/2018	2,874	5,750	41.94	02/14/2028	—	—	—	—
	02/14/2019	—	—	—	—	26,569	785,393	—	—
	08/26/2019	—	—	—	—	—	—	39,973	1,181,602
(a)	Stock option awards vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table.
(b)

Mr. Collins’ RSUs granted July 29, 2015, will vest July 29, 2020. Other RSUs granted by Historical DuPont generally vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table. RSUs granted by Historical Dow (awards granted to Mr. Gajaria on February 10, 2017 and February 15, 2018) vest and are delivered on the third anniversary of the grant date.

(c)	Market values based on the December 31, 2019, closing stock price of $29.56 per share of Corteva common stock.
(d)

These PSUs are associated with Transaction Grants and reflect the number of shares deliverable at threshold performance. The actual number of shares to be delivered will be determined on December 31, 2021.

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COMPENSATION OF EXECUTIVE OFFICERS

2019 OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of Corteva Common Stock acquired upon the exercise of stock options and the vesting of RSUs and PSUs during 2019.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James C. Collins, Jr.	—	—	68,249	2,003,637
Gregory R. Friedman	—	—	7,376	215,387
Rajan Gajaria	—	—	—	—
Timothy P. Glenn	—	—	12,906	376,863
Cornel B. Fuerer	—	—	—	—
[1]

For Mr. Collins, excludes the number of PSUs awarded by DowDuPont (the Synergy Grants) and denominated in the common stock of both Dow and DuPont (adjusted for the Separations) which vested after the Separation, the value of which was $2,691,322. For Messrs. Gajaria, Glenn and Fuerer, excludes the number of RSUs awarded by their respective historical organization which were denominated in DowDuPont common stock, and which vested prior to the Separation, the value of which was $113,123; $1,652,579; and $57,579 for Messrs. Gajaria, Glenn and Fuerer, respectively.

PENSION BENEFITS

The following table lists the pension program participation and actuarial present value of accumulated benefits for the NEOs under their respective defined benefit pension plan and associated plans, as of December 31, 2019, for each of the NEOs that participates. The plans in which Messrs. Collins and Glenn participate are plans that were assumed by the Company at Separation. Messrs. Friedman, Gajaria and Fuerer are not eligible to, and do not, participate in any defined benefit plan operated by the Company or any of its subsidiaries.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
James C. Collins, Jr.	Historical DuPont Pension and Retirement Plan	33.7	1,716,993
	Historical DuPont Pension Restoration Plan	33.7	6,707,283
Timothy P. Glenn	Historical DuPont Pension and Retirement Plan	17.6	594,361
	Historical Pioneer Hi-Bred International, Inc. GAP Retirement Plan	17.6	691,757

Narrative Discussion of Pension Benefits

The Historical DuPont Pension and Retirement Plan

Messrs. Collins and Glenn participate in the Historical DuPont Pension and Retirement Plan (the “Pension Plan”), a tax-qualified defined benefit pension plan that covers a majority of those of our U.S. employees who were employees of historical DuPont prior to Separation, except those hired or rehired by historical DuPont after December 31, 2006. The Pension Plan currently provides employees with a lifetime retirement income based on years of service and the employees’ final average pay near retirement. On November 30, 2018 (the “Effective Date”), the Company froze the pay and service amounts used to calculate pension benefits in connection with the Separation.

The normal form of benefit for married individuals is a 50% qualified joint and survivor annuity. The normal form of benefit for unmarried individuals is a single life annuity, which is actuarially equivalent to the normal form for married individuals. Normal retirement age under the Pension Plan is generally age 65, and benefits are vested after five years of service. Mr. Collins, who is 57 years of age, participates in Title I of the Pension Plan. Under the provisions of Title I of the Pension Plan, employees are eligible for unreduced pensions when they reach age 58 with age plus service equal to or greater than 85.

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COMPENSATION OF EXECUTIVE OFFICERS

The primary pension formula under Title I of the Pension Plan provides a monthly retirement benefit equal to:

(1.5% of Average Monthly Compensation	×	Years of Service through 12/31/07)		-	[	50% of Monthly Primary Social Security Benefit	×	(	Years of Service through 12/31/07	/	Total Years of Service through the Effective Date	)	]

PLUS

(0.5% of Average Monthly Compensation	×	Years of Service from 1/1/2008 through the Effective Date	)	-	[	16.67% of Monthly Primary Social Security Benefit	×	(	Years of Service from 1/1/2008 through the Effective Date	/	Total Years of Service through the Effective Date	)	]

Average monthly compensation is based on the employee’s three highest-paid years or, if greater, the 36 consecutive highest-paid months. Compensation for a given month includes regular compensation plus one-twelfth of an individual’s PRP award for the relevant year. Other bonuses are not included in the calculation of average monthly compensation. Compensation for service after the Effective Date is disregarded in determining the average monthly compensation.

Mr. Glenn participates in Title IV of the Pension Plan. Under the provisions of Title IV of the Pension Plan, employees are eligible for unreduced pensions when they reach normal retirement age of age 65 or older with at least five years of service. An employee who is not eligible for retirement with an unreduced pension is eligible for retirement with a reduced pension if he is at least age 55 with at least 5 years of service. For participants with less than 30 years of service at retirement, the pension is reduced by 1/180 for each of the first 60 months prior to normal retirement age and reduced by 1/360 for each of the next 60 months that precede normal retirement age. For participants with 30 or more years of service at retirement, the pension is reduced by 1/400 for each month prior to normal retirement age.

The primary pension formula under Title IV of the Pension Plan provides a monthly retirement benefit equal to:

(1.10% of Final Average Earnings up to Integration Level	+	1.47% of Final Average Earnings in excess of Integration Level	)	×	Years of Credited Service Projected to Normal Retirement up to 35 years	×	Years of Credited Service Through 12/31/2011
	+						÷
1.00% of Final Average Earnings				×	Years of Credited Service Projected to Normal Retirement, in excess of 35 years, if any		Total Years of Credited Service at Normal Retirement

PLUS

(1.55% of Final Average Earnings up to Integration Level	+	0.735% of Final Average Earnings in excess of Integration Level	)	×	Years of Credited Service Projected to Normal Retirement up to 35 years	×	Years of Credited Service From 01/01/2012 Through Benefit Freeze Date
	+						÷
0.50% of Final Average Earnings				×	Years of Credited Service Projected to Normal Retirement, in excess of 35 years, if any		Total Years of Credited Service at Normal Retirement

Final Average Earnings are based on the employee’s 60 highest consecutive months of earnings out of the last 120 months prior to the earlier of termination of employment or the Effective Date. Compensation includes regular compensation plus bonuses. Integration Level is in accordance with Code guidance but in no event will it increase after the Effective Date.

46  |  Corteva 2020 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

For the purpose of unreduced pension, employees’ age and service post Effective Date until termination of employment will be counted in determining the retirement eligibility. As of December 31, 2019, Messrs. Collins and Glenn were eligible for a reduced pension.

The Historical DuPont Pension Restoration Plan and the Historical Pioneer Hi-Bred International Inc. GAP Retirement Plan

If benefits provided under the Pension Plan exceed the applicable IRC compensation or benefit limits, the excess benefit for Title I of the Pension Plan is paid under the Historical DuPont Pension Restoration Plan (the “Pension Restoration Plan”), and the excess benefit for Title IV of the Pension Plan is paid under the Historical Pioneer Hi-Bred International Inc. GAP Retirement Plan (the “Pioneer GAP Plan”), both unfunded non-qualified plans. The form of benefit under the Pension Restoration Plan for Mr. Collins would be a lump sum. The form of benefit under the Pioneer GAP Plan for Mr. Glenn would be a single life annuity. The mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in IRC Section 417(e)(3).

The Company does not grant any extra years of credited service for pension benefit purposes. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 20 (“Pension Plans and Other Post Employment Benefits”) to the Consolidated Financial Statements in Corteva’s Annual Report on Form 10-K for the year ended December 31, 2019. All other assumptions are consistent with those used in the Long-Term Employee Benefits Note, except that the present value of accumulated benefit uses a retirement age at which the NEO may retire with an unreduced benefit under the Pension Plan. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on Corteva’s defined contribution or other plans that provide for deferrals of compensation on a basis that is not tax-qualified. For a complete understanding of the table, refer to the narrative discussion that follows.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
James C. Collins, Jr.	59,878	89,817	44,041	—	1,400,891
Gregory R. Friedman	29,267	43,900	32,658	—	257,542
Rajan Gajaria	—	4,292	9	—	4,301
Timothy P. Glenn	66,915	37,586	16,805	—	670,788
Cornel B. Fuerer	80,769	44,086	88,931	—	605,720
(1)	Executive contributions are included in salary for 2019 in the Summary Compensation Table.
(2)	Company contributions are included in All Other Compensation for 2019 in the Summary Compensation Table.

Narrative Discussion of the Nonqualified Deferred Compensation Table

Corteva offers several nonqualified deferred compensation programs under which participants may voluntarily elect to defer some portion of base salary, PRP, or LTI awards until a future date. Deferrals are credited to an account and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the Retirement Savings Restoration Plan (“RSRP”), there are no Company contributions or matches. The RSRP was adopted to restore Company contributions that would be lost due to IRC limits on compensation that can be taken into account under Corteva’s tax-qualified savings plan.

The following provides an overview of the various deferral options as of December 31, 2019.

RSRP:

Under the RSRP, a NEO can elect to defer eligible compensation (generally, base salary plus PRP) that exceeds the regulatory limits ($280,000 in 2019) in increments of 1% up to 6%. Corteva matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. Corteva also makes an additional contribution of 3% of eligible compensation. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

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COMPENSATION OF EXECUTIVE OFFICERS

Management Deferred Compensation Program (“MDCP”):

Under the MDCP, a NEO can elect to defer the receipt of up to 60% of his/her base salary and/or PRP award. Corteva does not match deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP for base salary deferrals, including Corteva Common Stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

In addition, under the MDCP, a NEO can elect to defer the receipt of 100% of his/her LTI awards (RSUs and/or PSUs). Corteva does not match LTI deferrals under the MDCP. LTI deferrals under the MDCP are in the form of Corteva Common Stock units with dividend equivalents credited as additional stock units.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the CD&A, the Company adopted a Change in Control and Executive Severance Plan in 2019. For a description of the plan, see Components of Our Executive Compensation Program — Change in Control and Executive Severance Benefits.

Benefits provided under the plan are highlighted in the table below.

Benefit Element	Qualifying Termination Associated with a Change in Control	Qualifying Termination NOT Associated with a Change in Control
Severance benefit	Lump sum cash payment equal to two times (three times for the CEO) the sum of the executive’s base salary and target annual PRP award	Lump sum cash payment equal to one and one-half times (two times for the CEO) the sum of the executive’s base salary and target annual PRP award
PRP in year of termination	Lump sum cash payment equal to the pro-rated portion of the executive’s target annual PRP award	Lump sum cash payment equal to the pro-rated portion of the executive’s target annual PRP award
Benefit continuation	Continued health and welfare benefits, financial counseling (as applicable) and outplacement services for two years (three years for the CEO)	Continued health and welfare benefits and outplacement services for one and one-half years (two years for the CEO)
Equity award treatment	Acceleration of all unvested equity awards, with unexercised stock options remaining exercisable for their full term	Treatment of awards subject to terms and conditions of each specific grant

Potential payments under the plan are reflected in the table below. The table also includes potential payments under the OIP. The treatment of benefits under each plan on termination or change in control is detailed in the footnotes to the table.

The following information does not quantify payments under plans that are generally available to all salaried employees, similarly situated to the NEOs in age, years of service, date of hire, etc., and that do not discriminate in scope, terms, or operation in favor of executive officers. For example, all participating employees who terminated on December 31, 2019, are entitled to receive any PRP awards for 2019. See also the Pension Benefits and Nonqualified Deferred Compensation tables and accompanying narrative discussions for benefits or balances, as the case may be, under those plans as of December 31, 2019.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect those amounts include the timing during the year of any such event, Corteva’s stock price and the executive’s age.

If an individual engages in misconduct, we may demand that he/she repay any long-term or short-term incentive award, or cash payments received as a result of such an award, within 10 days following written demand by Corteva. See the discussion How We Manage Compensation Risk — Compensation Recovery Policy (Clawback).

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COMPENSATION OF EXECUTIVE OFFICERS

For the CEO and other NEOs, the benefits that would become payable upon termination of employment, death, disability, or change in control as of December 31, 2019, are outlined below, based on Corteva’s closing stock price of $29.56, as reported on the New York Stock Exchange.

Name	Benefit	Termination without Cause or for Good Reason within 24 months following a Change in Control	Other Termination without Cause or for Good Reason	Death	Disability	Retirement
James C. Collins, Jr.	Severance(1)	$7,560,000	$5,040,000	$—	$—	$—
	LTI Acceleration/Vesting(2)	12,486,211	9,919,315	9,919,315	9,919,315	9,277,591
	Health & Welfare Benefits(3)	39,360	26,240	—	—	—
	Outplacement & Financial Planning(4)	37,500	23,500	—	—	—
Gregory R. Friedman	Severance(1)	2,700,000	2,025,000	—	—	—
	LTI Acceleration/Vesting(2)	2,995,170	1,620,039	1,620,039	1,620,039	—
	Health & Welfare Benefits(3)	51,457	43,443	—	—	—
	Outplacement & Financial Planning(4)	23,500	17,900	—	—	—
Rajan Gajaria	Severance(1)	2,500,000	1,875,000	—	—	—
	LTI Acceleration/Vesting(2)	2,859,014	1,585,735	1,585,735	1,585,735	—
	Health & Welfare Benefits(3)	51,797	43,698	—	—	—
	Outplacement & Financial Planning(4)	4,500	3,650	—	—	—
Timothy P. Glenn	Severance(1)	2,500,000	1,875,000	—	—	—
	LTI Acceleration/Vesting(2)	2,573,325	1,300,046	1,300,046	1,300,046	—
	Health & Welfare Benefits(3)	43,627	37,570	—	—	—
	Outplacement & Financial Planning(4)	4,500	3,650	—	—	—
Comel B. Fuerer	Severance(1)	2,146,000	1,609,500	—	—	—
	LTI Acceleration/Vesting(2)	1,997,309	1,052,027	1,052,027	1,052,027	—
	Health & Welfare Benefits(3)	49,720	42,140	—	—	—
	Outplacement & Financial Planning(4)	23,500	17,900	—	—	—
(1)

Per the provisions of the Company’s Change in Control and Executive Severance Plan, amounts represent a lump sum payment equal to two times (or, in the case of the CEO, three times) the sum of an executive’s base salary plus target bonus in the case of a termination with respect to a Change in Control, or one and one-half times (two times, in the case of the CEO) the sum of the base salary plus target bonus in the case of a termination not with respect to a Change in Control. In each case, the plan also calls for a lump sum payment equal to the prorated portion of the executive’s target bonus in the year of termination (prorated for the number of months of service rendered during the year). However, because the Company’s PRP provides for the payment of any bonus earned by an eligible employee who is an active employee through the last day of the fiscal year, and because the table above assumes the termination of employment occurs on such date, the amount due under the Change in Control and Executive Severance Plan with respect to a prorated bonus in year of termination is not incremental to the PRP, and as such is not included in the amounts above.

(2)

In the case of termination with respect to a Change in Control, amounts include the value of all outstanding RSUs and outstanding and unearned PSUs, which immediately accelerate and become vested upon termination, with performance for the unearned PSUs deemed achieved at target performance levels. In the case of a termination without Cause or for Good Reason, Death or Disability, for Messrs. Collins, Friedman, Glenn and Fuerer, amounts represent the value of all outstanding RSUs, which vest upon termination, in addition to a prorated portion of the PSUs, which is paid out at the end of the performance period to the extent that performance metrics are achieved at a minimum of threshold performance levels. For Mr. Gajaria, in the case of a termination without Cause or for Good Reason, Death or Disability, the amounts represent a prorated portion of outstanding RSU awards granted prior to 2019 under the terms of the Historical Dow equity plan, and the entire value of the outstanding RSUs granted in 2019, as well as the prorated portion of unearned PSUs. For purposes of the table above, performance of the prorated PSUs is assumed at target. In the case of Retirement, amounts represent the prorated portion of PSUs (assumed at target performance level) for Mr. Collins as a result of his age and tenure of service (the terms of the PSU award allow for prorated vesting in the case of a voluntary termination to the extent that an employee is at least 55 years of age, with 10 years of service). Amounts above exclude any reference to outstanding and unvested stock options, none of which were in-the-money at December 31, 2019.

(3)

Amounts represent the value of the differential between the cost of health and welfare benefits available to employees under the Consolidated Omnibus Budget Reconciliation Act (COBRA) at COBRA rates and the cost of those same benefits at current employee rates, the amount of which is payable to the executive for a period of months equal to the length of time implied by the severance multiple.

(4)

Represents the cost of outplacement services provided to executives during the period equal to the length of time implied by the severance multiple, in addition to the annual cost of financial counseling services over the same period, but only to the extent that the executive was actively participating in the financial counseling program at the time of their termination.

Corteva 2020 Proxy Statement  |  49

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, no members of the Company’s People and Compensation Committee were an officer or employee of the Company or its subsidiaries. None of the executive officers serves as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or the People and Compensation committee.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The People and Compensation Committee of the Board reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), as incorporated by reference from this Proxy Statement.

This report is submitted by the People and Compensation Committee.

Lamberto Andreotti (Chair)

Lois D. Juliber

Rebecca B. Liebert

Marcos M. Lutz

Lee M. Thomas

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AGENDA ITEM 2:

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, the Company seeks your vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote).

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement, the Board of Directors seeks to link a significant portion of executive officer compensation with the Company’s performance. The Company’s compensation programs are designed to reward the Company’s executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking. The Company’s executive compensation program is strongly aligned with the long-term interests of stockholders. The Company urges you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on executive compensation programs, including compensation philosophy and objectives and the compensation of named executive officers during fiscal year 2019.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the People and Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the People and Compensation Committee. However, the Board and the People and Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.

Accordingly, the Board of Directors and management ask stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED , that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

The next “say on pay” advisory vote will occur at the Company’s 2021 Annual Meeting of Stockholders. The Board of Directors unanimously recommends a vote FOR the approval of the Advisory Resolution to Approve Executive Compensation.

✔	AGENDA ITEM 2: ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION The Board of Directors recommends that you vote FOR this resolution.

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AGENDA ITEM 3:

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, we seek your vote, on an advisory basis, on whether the say-on-pay vote should occur every one, two or three years. Stockholders may instead abstain from casting a vote on this proposal.

The Board asks that you support a frequency period of one year (an annual vote) for future advisory stockholder votes on the compensation of the Company’s named executive officers. The Board has determined that an annual advisory vote on executive compensation will allow stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies, and practices as disclosed in the proxy statement for each Annual Meeting. An annual vote is therefore consistent with the Company’s efforts to engage in a dialogue with stockholders on executive compensation and corporate governance matters. Stockholders may vote on their preferred voting frequency by choosing the option of one year, two years or three years, or may abstain from voting.

Stockholders are not voting to approve or disapprove the recommendation of the Board. Although the Board intends to carefully consider the voting results of this proposal, the vote is advisory and is not binding on the Company, the Board or the People and Compensation Committee. The Board may decide that it is in the best interests of stockholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency preferred by stockholders.

✔

AGENDA ITEM 3: ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors recommends that you vote FOR the option of “one year” as the preferred frequency for an advisory vote on executive compensation.

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AGENDA ITEM 4:

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2020. In this Agenda Item 4, the Company is asking stockholders to ratify this selection.

Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of PwC to the Company’s stockholders for ratification. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

✔	AGENDA ITEM 4: ADVISORY RESOLUTION TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Board of Directors recommends that you vote FOR this resolution.

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AGENDA ITEM 4: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC has served as the Company’s or its predecessor’s independent registered public accounting firm since 1946. Aggregate fees for professional services rendered by PwC for 2019 and 2018 are set forth in the table below. Fees for 2018 primarily reflect fees paid to PwC by the Company’s subsidiary, EID.

	2019 (in thousands)	2018 (in thousands)
Audit fees(1)	$18,300	$21,100
Audit-related fees(2)	1,400	11,400
Tax fees(3)	50	100
All other fees(4)	50	700
Total	$19,800	$33,300
(1)

Audit fees related to audits of financial statements and internal controls over financial reporting, statutory audits, reviews of quarterly financial statements, certain periodic reports filed with the SEC, and technical matter related to the Separation.

(2)

Audit related fees in 2019 related primarily to IT controls and compliance assessments, employee benefit plan audits and other assurance related services. Audit-related fees in 2018 primarily related to the previously noted items and services in anticipation of the Separation.

(3)	Tax fees related primarily to tax compliance and advice.
(4)	Other fees in 2018 primarily related to advisory support services associated with cybersecurity and privacy.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence in appearance and/or fact, the Audit Committee has established the Audit and Non-Audit Services Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that PwC may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining PwC to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by PwC under any circumstances. Pursuant to the Policy, the Audit Committee has approved services to be provided by PwC and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals, not in excess of $500,000. Any such pre-approvals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee. For fiscal year 2019, all services provided by PwC were approved by the Audit Committee.

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AGENDA ITEM 4: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee is appointed by the Board of Directors to assist the Board in the oversight of (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under NYSE Listing Standards and the rules and regulations of the SEC relating to audit committees. The Audit Committee Charter complies with NYSE Listing Standards.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements, and expressing opinions on the consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes and act in an oversight capacity. The Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board requirements. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2019 with management and PwC. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2019.

AUDIT COMMITTEE

Patrick J. Ward, Chair

Klaus A. Engel

Michael O. Johanns

Marcos M. Lutz

Nayaki Nayyar

Gregory R. Page

Corteva 2020 Proxy Statement  |  55

AGENDA ITEM 5:

APPROVE GLOBAL OMNIBUS EMPLOYEE STOCK PURCHASE PLAN

SUMMARY OF THE PROPOSAL

At the Annual Meeting, the Company’s stockholders will be asked to consider and act upon a proposal to approve the Corteva, Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP was recommended for adoption by the People and Compensation Committee (“Committee”) and was approved unanimously and adopted by the full Board on March 6, 2020, subject to approval by the Company’s stockholders.

Approval of the ESPP will allow the Company to provide its employees and employees of certain designated subsidiaries inside and outside of the United States an opportunity to become owners of the Company and play a role in the Company’s future. The ESPP has two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Code Section 423 Component”), and a component that is not intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “Non-Code Section 423 Component”). The Code Section 423 Component will be construed so as to extend and limit participation in a uniform and non-discriminatory basis consistent with the requirements of Code Section 423, which provides preferential tax treatment for employees in the United States. The Non-Code Section 423 Component may be effectuated via separate offerings under one or more sub-plans of the ESPP for employees of participating subsidiaries and affiliates in countries outside of the United States in order to achieve tax, employment, securities law and related purposes and objectives, and to conform the terms of the sub-plans with the laws and requirements of such countries.

If this proposal is approved by the Company’s stockholders, subject to adjustment for certain changes in recapitalization or reorganization, the maximum aggregate number of the Company’s shares of Common Stock that may be issued under the ESPP will be 5,000,000 shares, which will be used to satisfy the purchase of shares of Common Stock under either the Code Section 423 Component or the Non-Code Section 423 Component of the ESPP. If approved, the ESPP will be used to provide U.S. employees and select employee populations globally with an opportunity to become stockholders in the Company in order to further align our employees’ interests with those of our stockholders.

The Company also maintains the Corteva, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”), which allows the Company to grant various forms of equity compensation awards to employees, officers and non-employee directors of the Company and its subsidiaries. As of December 31, 2019, Corteva, Inc. had a total of 748,577,000 shares of Common Stock issued and outstanding and a total of 17,761,504 shares of Common Stock were available for issuance under the 2019 Plan.

If this proposal is approved by the Company’s stockholders, the ESPP will become effective as of January 1, 2021. In the event that the Company’s stockholders do not approve this proposal, the ESPP will not become effective.

The following description of the ESPP is a summary and is qualified in its entirety by reference to the plan document for the ESPP, a copy of which is included in the Appendix to this Proxy Statement.

Purpose

The purpose of the ESPP is to afford eligible employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through ownership of shares of the Company’s common stock.

Plan Administration

The ESPP will be administered by the Company’s ESPP Committee. The ESPP Committee will have broad administrative authority over the ESPP, including (a) all questions regarding the interpretation of the ESPP, (b) any form of agreement or other document employed by the Company in the administration of the ESPP, and (c) any purchase rights granted under the ESPP. The correction of any errors arising under the ESPP will be determined by the ESPP Committee and will be final and binding upon all persons having an interest in the ESPP or the purchase rights. The ESPP Committee also will determine all relevant terms and conditions of the purchase rights granted to employees,

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AGENDA ITEM 5: APPROVE GLOBAL OMNIBUS EMPLOYEE STOCK PURCHASE PLAN

provided that all employees have the same rights and privileges within the meaning of Section 423(b) of the Code for purposes of the Code Section 423 Component of the ESPP.

The ESPP Committee may assign any of its administrative tasks and authorities set forth under the ESPP to the Company’s (1) Senior Vice President, Chief Human Resources Officer, or (2) such other officer(s) or employee(s) of the Company to whom the ESPP Committee has delegated the authority to administer the ESPP (the “Plan Administrator”); provided, the ESPP Committee may not delegate the task of designating Participating 423 Subsidiaries and Participating Non-423 Subsidiaries for participation in either the Code Section 423 Component of the ESPP or the Non-Code Section 423 Component of the ESPP, or its authority to make adjustments under the ESPP. The Plan Administrator also may include any third-party vendor hired by the ESPP Committee to assist with the day-to-day operation and administration of the ESPP.

No member of the Board or the ESPP Committee will be liable for any action or determination made in good faith with respect to the ESPP. All expenses incurred in connection with the operation and administration of the ESPP will be paid by the Company; provided, responsibility for payment of administrative costs to maintain a terminated Participant’s plan account may be transferred to the terminated Participant, as determined by the ESPP Committee.

Available Shares

Subject to adjustment for certain changes in recapitalization or reorganization, to which the Company is a party, the maximum aggregate number of shares of Common Stock that may be issued under the ESPP will be 5,000,000 shares of Common Stock. Such shares may be used to satisfy the purchase of shares of Common Stock under either the Code Section 423 Component or the Non-Code Section 423 Component of the ESPP. Shares of Common Stock that may be issued under the ESPP may consist of authorized but unissued shares and/or reacquired shares (treasury shares). If any right to purchase shares of Common Stock granted under the ESPP expires or is terminated or canceled, the shares of Common Stock allocable to the unexercised portion of such right will again be available for issuance under the ESPP. In addition, no shares of Common Stock authorized for issuance under the ESPP may be issued prior to January 1, 2020.

On February 26, 2020, the closing price for a share of our Common Stock on the New York Stock Exchange (“NYSE”) was $28.50.

Offerings

The ESPP may be implemented by offering all eligible Employees an option to purchase shares of Common Stock, which the Employee may or may not exercise during an offering period (“Purchase Right”). The duration of each offering period will be established by the ESPP Committee but generally will commence on the first day on which the NYSE is open for trading of each offering period, and shall not exceed six months in duration (each, an “Offering Period”).

Eligibility

Employees of the Company (or a subsidiary of the Company that is designated for offering participation in either the Code Section 423 Component or Non-Code Section 423 Component of the ESPP to its eligible employees) who (1) have satisfied a service requirement of at least 90 days or such other period designated by the ESPP Committee, and (2) do not own (or have a right to acquire) five percent (5%) or more of the total combined voting power or value of all classes of the Company’s stock, a future parent corporation, or the Company’s subsidiaries (including any stock, which such Employee may purchase under all outstanding Purchase Rights and other equity compensation awards), may participate in offerings under the ESPP provided they were employed prior to the start of an enrollment period for an applicable Offering Period.

No Employee may purchase more than $25,000 worth of the Company’s shares of Common Stock (determined based on the fair market value of the shares at the time such Purchase Right is granted) under the ESPP and any Non-Code Section 423 Component sub-plans of the Company’s subsidiaries for each calendar year during which such Purchase Right is outstanding.

As of February 26, 2020, approximately 15,700 full-time and part-time employees in the United States and other countries may be eligible to participate in the ESPP if the ESPP is approved by the Company’s stockholders and upon meeting the eligibility requirements as described in the plan, including designation as a Participating Subsidiary.

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Participation

An eligible employee who elects to participate in the ESPP (a “Participant”) must enroll in the ESPP by timely submitting a properly completed enrollment agreement to the Plan Administrator during the enrollment period for each Offering Period. An eligible employee who elects to enroll in the ESPP as a Participant will designate in the enrollment agreement a fixed dollar amount of his or her compensation (in whole dollars only) to be deducted each pay period. The minimum amount of a Participant’s contributions for each pay period is one dollar ($1.00). The maximum amount of a Participant’s contributions for each Offering Period is $12,500 of the Participant’s eligible compensation (subject to such further limitations provided in the ESPP).

Payment of Purchase Price; Payroll Deductions

The purchase of shares of Common Stock during each Purchase Period will be funded by a Participant’s payroll deductions accumulated during the Purchase Period. Participant payroll deductions generally will commence on January 1 of each Offering Period and will continue to be deducted each pay day through the end of the Offering Period. Interest will not be paid on Participant accumulated payroll deductions, which will be deposited with the general funds of the Company and may be used by the Company for any corporate purpose. A Participant may change the rate of payroll deductions during an Offering Period by timely submitting an amended enrollment agreement to the Plan Administrator. A Participant who elects to decrease the rate of his or her payroll deductions to 0% will remain in the ESPP unless he or she elects to withdraw from the ESPP. Unless a Participant’s participation is withdrawn, his or her Purchase Right will be exercised automatically on each monthly Purchase Date.

Purchase Price

Except as may be otherwise established by the ESPP Committee, the price at which a share of Common Stock may be purchased under the ESPP on the last trading day of each Purchase Period (the “Purchase Date”) will be the lower of (i) 85% of the fair market value of the Company’s shares of Common Stock on the first trading day of the Offering Period, or (ii) 85% of the fair market value of the Company’s shares of Common Stock on the applicable Purchase Date (the “Purchase Price”).

Purchase Limits

Each Participant will be granted a Purchase Right to purchase on the Purchase Date for such Offering Period up to a maximum number of shares of Common Stock determined by dividing such Participant’s Contributions accumulated prior to such Purchase Date by the applicable Purchase Price; provided, however, that in no event will a Participant be permitted to purchase more than $25,000 worth of the Company’s shares of Common Stock (determined based on the fair market value of the shares at the time such Purchase Right is granted) under the ESPP and any Non-Code Section 423 Component sub-plans of the Company’s subsidiaries for each calendar year during which such Purchase Right is outstanding. Moreover, in no event will a Participant be permitted to purchase more than $12,500 worth of the shares of Common Stock during any individual Offering Period (or such other lesser number of shares of Common Stock as determined by the ESPP Committee).

Required Holding Period

Except as may be otherwise determined by the ESPP Committee, a Participant may not sell or otherwise dispose of any shares of Common Stock acquired under the ESPP unless and until twelve (12) months have lapsed from the applicable Purchase Date (the “Required Holding Period”). Further, except as may be otherwise determined by the ESPP Committee, a Participant in the Code Section 423 Component may not transfer any shares of Common Stock acquired under the ESPP from the Participant’s plan account unless and until the period provided under Code Section 423(a)(1) for such shares has been satisfied. Notwithstanding the foregoing, (1) upon a Participant’s death, disability, retirement or involuntary termination of employment without cause, the Required Holding Period will lapse and will not apply to any shares of Common Stock acquired by the Participant under the ESPP, and (2) upon the approval of a Participant’s request for a hardship withdrawal, as such term “hardship” is defined under the Corteva, Inc. Retirement Savings Plan, the Required Holding Period will lapse for such number of shares of Common Stock acquired by the Participant under the ESPP as may be necessary to satisfy such hardship, as determined by the ESPP Committee in its sole discretion.

Termination of Employment

In the event a Participant’s employment is terminated prior to a Purchase Date for any reason, including retirement, disability or death, or in the event he or she is no longer eligible to participate in the ESPP, his or her rights under any

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offering under the ESPP will terminate immediately. Contributions credited to the Participant’s account since the last Purchase Date will be returned to the Participant, or, in the case of the Participant’s death, to the Participant’s legal representative, as soon as practicable.

Voluntary Withdrawal

Participants may voluntarily withdraw from the ESPP at any time and receive a refund of all payroll deductions, without interest, credited to his or her ESPP account that have not been applied toward the purchase of shares of Common Stock by submitting a withdrawal election to the Plan Administrator in accordance with the procedures established by the Plan Administrator. The payroll deductions will be returned as soon as practicable after the withdrawal and may not be applied to the purchase of shares of Common Stock in any other offering under the ESPP. Participants who withdraw from the ESPP may be prohibited from resuming participation for the same Offering Period, but may participate in any subsequent Offering Period.

Restrictions on Transferability

Payroll deductions credited to a Participant’s account and any Purchase Rights granted under the ESPP may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way by the Participant (other than by will or the laws of descent and distribution). Any attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from the ESPP.

Effect of Recapitalization and Reorganization

In the event of certain changes in the Company’s capitalization, the ESPP Committee will appropriately adjust the number and class of shares of Common Stock subject to the ESPP and each Purchase Right and/or the Purchase Price. The ESPP Committee also has discretion to make equitable adjustments to the ESPP in the event of other changes in the capital structure or business of the Company to prevent the substantial dilution or enlargement of rights granted to, or available for, Participants under the ESPP.

Effect of Change in Control

In the event of a change in control, as defined by the ESPP, any surviving or acquiring corporation may assume the Company’s rights and obligations under the ESPP. If the surviving or acquiring corporation does not assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the current Offering Period will be accelerated to a date before the date of the change in control, but the number of shares of Common Stock subject to outstanding Purchase Rights will not be adjusted. All Purchase Rights that are neither assumed nor exercised as of the date of the change in control will terminate and cease to be outstanding effective as of the date of the change in control.

Amendment and Termination

The Board or the ESPP Committee may amend the ESPP at any time. No such amendment may materially adversely affect any outstanding Purchase Right granted before an amendment of the ESPP without the Participant’s consent, except as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code), or as necessary to obtain or maintain favorable tax, listing or regulatory treatment. An amendment must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if the amendment authorizes the sale of more shares than are authorized for issuance under the ESPP or changes the definition of the corporations or companies that may be designated by the Committee as participating in the ESPP, in each case, subject to the applicable provisions of Section 423 of the Code.

Certain United States Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to Participants in the United States and the Company with respect to participation in the Code Section 423 Component of the ESPP. The rules concerning the federal income tax consequences with respect to participation in the ESPP are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable, and such discussion is limited to the federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence

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basis in a foreign country. Because the tax consequences to any Participant may depend on his or her particular situation, each Participant should consult his or her own tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a Purchase Right or the sale or other disposition of shares of Common Stock acquired under the ESPP. The ESPP is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The ESPP is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under the provisions of Section 423 of the Code.

A Participant’s payroll deductions under the ESPP will be made on an after-tax basis, and a Participant will not recognize any taxable income at the time a Participant is granted a Purchase Right at the start of an Offering Period or at the time the Purchase Right is exercised and shares of Common Stock are purchased on behalf of the Participant on the applicable Purchase Date. Instead, a Participant will recognize taxable income on the date the Participant sells or otherwise disposes of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two (2) years after the beginning of the Offering Period and more than one (1) year after the shares are transferred to the Participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the Purchase Price, or (ii) the excess of the fair market value of the shares as of the beginning of the Offering Period over the Purchase Price (determined as of the beginning of the Offering Period). Any further gain or any loss will be taxed as a long-term capital gain or loss.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the Purchase Date over the Purchase Price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the Participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the ESPP. The Company will be entitled to a deduction to the extent amounts are taxed and reported as ordinary income to a Participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Participation in the ESPP is voluntary and each eligible Employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. In addition, the Board and the ESPP Committee have not granted any Purchase Rights under the ESPP that are subject to stockholder approval of this proposal. Accordingly, the benefits or amounts that will be received by or allocated to the Company’s executive officers and non-executive Employees under the ESPP, as well as the benefits or amounts that would have been received by or allocated to the Company’s executive officers and other Employees if the ESPP had been in effect, are not determinable. The Company’s non-employee directors will be ineligible to participate in the ESPP.

THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE CORTEVA, INC. GLOBAL OMNIBUS EMPLOYEE STOCK PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CORTEVA, INC. GLOBAL OMNIBUS EMPLOYEE STOCK PURCHASE PLAN.

✔	AGENDA ITEM 5: APPROVAL OF GLOBAL OMNIBUS EMPLOYEE STOCK PURCHASE PLAN The Board of Directors recommends that you vote FOR this resolution.

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ADDITIONAL INFORMATION

FUTURE STOCKHOLDER PROPOSALS

If you satisfy the requirements of the rules and regulations of the SEC and wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2021 Annual Meeting of Stockholders of Corteva, Inc. (“2021 Meeting”), pursuant to Rule 14a-8, please send it to the Office of the Corporate Secretary. Under SEC Exchange Act Rule 14a-8, these proposals must be received no later than the close of business on November 19, 2020.

FUTURE ANNUAL MEETING BUSINESS

Under the Company’s Bylaws, if you wish to raise items of proper business directly at an annual meeting, including Director nominations outside of the proxy access process, other than stockholder proposals presented under Rule 14a-8 for inclusion in the Company’s proxy materials, you must give advance written notification to the Office of the Corporate Secretary. For the 2021 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on November 19, 2020, and the close of business on December 19, 2020. However, as provided in the Bylaws, different deadlines apply if the 2020 Meeting is called for a date that is not within 30 days before or after the anniversary of the 2020 Meeting; in that event, written notice must be received by the Office of the Corporate Secretary no earlier than the close of business on the 120th day prior to the 2021 Meeting and no later than the close of business on the later of the 90th day prior to the 2021 Meeting or the 10th day following the date on which public disclosure of the date of such meeting is first made by the Company. Such notices must comply with the procedural and content requirements of the Bylaws. If notice of a matter is not received within the applicable deadlines or does not comply with the Bylaws, the chair of the annual meeting may refuse to introduce such matter. If a stockholder does not meet these deadlines or, does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting. The full text of the Bylaws is available at www.investors.corteva.com/corporate-governance.

FUTURE DIRECTOR NOMINEES THROUGH PROXY ACCESS

Under the Company’s Bylaws, if you wish to nominate a director through proxy access, you must give advance written notification to the Office of the Corporate Secretary. For the 2021 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on October 20, 2020, and the close of business on November 19, 2020. Such notices must comply with the procedural and content requirements of the Bylaws. The full text of the Bylaws is available at www.investors.corteva.com/corporate-governance.

MULTIPLE STOCKHOLDERS WITH THE SAME ADDRESS

The SEC’s “householding” rules permit us to deliver only one notice or set of proxy materials to stockholders who share an address unless otherwise requested. This practice is designed to reduce printing and postage costs. If you are a registered stockholder and share an address with another stockholder and have received only one notice or one set of proxy materials, you may request a separate copy of these materials, and future materials, at no cost to you by writing to the Office of the Corporate Secretary. Alternatively, if you are currently receiving multiple copies of the notice or the proxy materials at the same address and wish to receive a single copy in the future, you may contact the Office of the Corporate Secretary. If you hold your stock with a bank or broker, you may revoke your consent to householding at any time by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095. If you are a registered stockholder receiving multiple copies at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy in the future by contacting the Office of the Corporate Secretary. If you hold your stock with a bank or broker, contact Broadridge Financial Solutions Inc. at the address and telephone number provided above. The Company will promptly deliver to a stockholder who received one copy of proxy materials as the result of householding, a copy of the materials upon the stockholder’s written or oral request to the Office of the Corporate Secretary.

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ADDITIONAL INFORMATION

ELECTRONIC DELIVERY OF PROXY MATERIALS

Stockholders may request proxy materials be delivered to them electronically in 2020 by visiting www.investordelivery.com. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs.

COPIES OF PROXY MATERIALS AND ANNUAL REPORT

The Notice and Proxy Statement and the Annual Report are posted on Corteva’s website at www.investors.corteva.com/corporate-governance and at www.proxyvote.com.

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APPENDIX

CORTEVA, INC. GLOBAL OMNIBUS

EMPLOYEE STOCK PURCHASE PLAN

I.	Purpose; Effective Date and Term

(A)

Purpose. The purpose of the Corteva, Inc. Global Omnibus Employee Stock Purchase Plan (the “Plan”) is to afford Eligible Employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of Corteva, Inc. (the “Company”) through ownership of shares of the Company’s common stock (“Common Stock”). The Company intends for the Plan to be comprised of two components: a component with offerings that are intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “Code Section 423 Component”), and a component with offerings that are not intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “Non-Code Section 423 Component”). The provisions of the Code Section 423 Component shall be construed so as to extend and limit participation in a uniform and non-discriminatory basis consistent with the requirements of Code Section 423. A right to purchase shares of Common Stock under the Non-Code Section 423 Component shall be effectuated via separate offerings under one or more sub-plans of the Non-Code Section 423 Component of the Plan for Employees of Participating Non-423 Subsidiaries and affiliates in countries outside of the United States in order to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the sub-plans with the laws and requirements of such countries. Except as otherwise provided herein or in the applicable sub-plan, the Non-Code Section 423 Component of the Plan shall be operated and administered in the same manner as the Code Section 423 Component.

(B)

Effective Date and Term. The Plan shall become effective on January 1, 2021 and shall continue in effect until the date on which all of the shares of Common Stock authorized for issuance under the Plan have been issued.

II.	Definitions

As used herein, unless the context otherwise requires, the following terms shall be defined as follows:

(A)	“Board” means the Company’s Board of Directors.

(B)

“Change in Control” means “Change in Control” as defined in the Corteva, Inc. 2019 Omnibus Incentive Plan, as amended from time to time, and any successor plan that may be adopted by the Company and approved by the Company’s shareholders.

(C)	“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(D)	“Code Section 423 Component” means those offerings under the Plan that are intended to meet the requirements of Code Section 423(b).

(E)	“Committee” means the People and Compensation Committee of the Board, or such other committee of the Board as the Board may designate.

(F)	“Company” means Corteva, Inc., a corporation incorporated in the State of Delaware, and any present or future parent corporation of the Company (as defined in Code Section 424(e)).

(G)	“Common Stock” means the common stock of the Company, par value $0.01 per share.

(H)

“Compensation” means, with respect to any Participant and with respect to each Payroll Deduction Period, the base salary or regular hourly wages, excluding, except as determined by the Plan Administrator on a nondiscriminatory basis, any incentive cash compensation (such as bonuses) and equity compensation incentive payments. The Plan Administrator may, in its sole discretion, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for any subsequent Payroll Deduction Period, consistent with the requirements of Code Section 423 for offerings under the Code Section 423 Component of the Plan. In addition, the Plan Administrator may establish a different definition of Compensation for any subsequent Payroll Deduction Period for offerings under the Non-Code Section 423 Component of the Plan, and shall have the authority to interpret which components of remuneration constitute Compensation for Participants employed outside of the United States.

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(I)	“Eligible Employee” means any person who is an Employee of the Company, a Participating 423 Subsidiary or a Participating Non-423 Subsidiary, excluding any person:

(1)

who, immediately after any rights under the Plan are granted, owns (directly or through attribution) shares of Common Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock or other stock of the Company, a future parent corporation, or a Subsidiary (as determined under Code Section 423(b)(3)); or

(2)

who has not satisfied a service requirement of at least ninety (90) days or such other period designated by the Plan Administrator pursuant to Code Section 423(b)(4)(A) (which service requirement may not exceed two (2) years).

For purposes of the foregoing, the rules of Code Section 424(d) with regard to the attribution of stock ownership shall apply in determining the stock ownership of a person, and shares of Common Stock, which an Employee may purchase or otherwise acquire under outstanding options or other forms of equity compensation awards granted by the Company, shall be treated as shares of Common Stock owned by the Employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the person is on sick leave or other leave of absence approved by the Plan Administrator and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). In the case of a rehired Employee, the Plan Administrator may, in its sole discretion, recognize prior service for purposes of such Employee’s satisfaction of any service period requirement so long as the Plan Administrator’s actions are applied in a uniform and non-discriminatory basis consistent with the requirements of Code Section 423.

(J)

“Employee” means (1) any person who is regularly and actively employed by the Company or a Participating 423 Subsidiary for purposes of the Code Section 423 Component of the Plan and who receives from it regular compensation, other than pension, retirement allowance, retainer, or fee under contract, or (2) any person who is treated as an employee of a Participating Non-423 Subsidiary offering participation in the Non-Code Section 423 Component of the Plan as determined under local laws, rules and regulations and specified in the applicable sub-plan. For purposes of the Plan, a Participant shall cease to be an Employee either upon an actual termination of employment or upon the entity employing the employee ceasing to be a Participating 423 Subsidiary or a Participating Non-423 Subsidiary. For purposes of the Plan, a person shall not cease to be an Employee while such person is on any military leave, sick leave, statutory leave (as determined under local law) or other bona fide leave of absence approved by the Plan Administrator. The Plan Administrator shall determine in good faith and in the exercise of its discretion whether a person has become or has ceased to be an Employee and the effective date of such person’s employment or termination of employment, as the case may be. For purposes of a person’s participation in or other rights, if any, under the Plan as of the time of the Plan Administrator’s determination, all such determinations by the Plan Administrator shall be final, binding and conclusive, notwithstanding that the Plan Administrator or any governmental agency subsequently makes a contrary determination.

(K)

“Enrollment Agreement” means an agreement in such written or electronic form as specified by the Plan Administrator, stating an Eligible Employee’s election to participate in the Plan and authorizing payroll deductions or such other form of contribution as may be permitted under the Plan (or any sub-plan of the Plan established pursuant to Subsection IX (D) below).

(L)	“Enrollment Period” means the period in which Eligible Employees are permitted to enroll in an Offering, as specified by the Plan Administrator.

(M)

“Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the arithmetic mean of the high and low trading prices for a share of Common Stock as reported for the NYSE Composite Transactions.

(N)	“Non-Code Section 423 Component” means those offerings under the Plan that are not intended to meet the requirements of Code Section 423(b).

(O)	“NYSE” means the New York Stock Exchange.

(P)	“Offering Date” means the first Trading Day of each Offering Period, as determined by the Plan Administrator.

(Q)

“Offering Period” means a period of an Offering that shall not exceed six months in duration or overlap any other Offering under the effective Plan has been declared to be effective for offering and selling unissued or reacquired shares of Common Stock to Participants, as established by the Committee. Each offering may be implemented by consecutive Offering Periods.

(R)	“Participant” means an Eligible Employee who elects to participate in the Plan.

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(S)

“Participating Non-423 Subsidiary” means any Subsidiary designated as a corporation that may offer participation in the Non-Code Section 423 Component of the Plan to its Eligible Employees pursuant to Section IX. Each Participating Non-423 Subsidiary shall be listed in Exhibit A of the Plan.

(T)

“Participating 423 Subsidiary” means any Subsidiary designated as a corporation that may offer participation in the Code Section 423 Component of the Plan to its Eligible Employees. Each Participating Non-423 Subsidiary shall be listed in Exhibit A of the Plan.

(U)

“Payroll Deduction Period” means the period within each Offering Period during which payroll deductions are withheld from a Participant’s Compensation for the purchase of shares of Common Stock under the Plan and may include any catch-up periods for payroll deductions permitted by the Plan Administrator.

(V)	“Plan” means the Corteva, Inc. Global Omnibus Employee Stock Purchase Plan, which includes both the Code Section 423 Component and the Non-Code Section 423 Component, as amended from time to time.

(W)

“Plan Account” means the brokerage account established for the purpose of holding the shares of Common Stock purchased under the Plan for the Participant with the transfer agent or any third-party vendor hired by the Company to assist with the day-to-day operation and administration of the Plan.

(X)

“Plan Administrator” means (1) the Corteva, Inc., ESPP Committee, or the successors thereto, or (2) such other officer(s) or employee(s) of the Company to whom it has delegated the authority to administer the Plan. The Plan Administrator also shall include any third-party vendor hired by it to assist with the day-to-day operation and administration of the Plan.

(Y)	“Purchase Date” means the last Trading Day of each Purchase Period.

(Z)	“Purchase Period” means each calendar month, or such other frequency as determined by the Plan Administrator, within a Payroll Deduction Period.

(AA)

“Purchase Price” means, for each Offering Period, the price at which a share of Common Stock may be purchased under the Plan, as established from time to time by the Plan Administrator. Unless otherwise established by the Plan Administrator, the “Purchase Price” means the lower of (i) 85% of the Fair Market Value of a share of Common Stock on the Offering Date, or (ii) 85% of the Fair Market Value of a share of Common Stock on the Purchase Date, as adjusted from time to time in accordance with Section X and provided that the Purchase Price shall not be less than the par value of a share of Common Stock.

(BB)

“Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase shares of Common Stock as provided in Section V, which the Participant may or may not exercise during the Offering Period.

(CC)

“Required Holding Period” means, with respect to each share of Common Stock acquired under the Plan and unless otherwise determined by the Plan Administrator, 12 months immediately following the applicable Purchase Date.

(DD)	“Subsidiary” means a present or future subsidiary entity of the Company within the meaning of Code Section 424(f).

(EE)	“Trading Day” means a day on which the NYSE is open for trading.

III.	Eligibility; Enrollment and Participation

(A)

Eligibility. An Employee may elect to participate in the Plan as of the first Offering Period on which such person becomes an Eligible Employee by complying with the enrollment procedures set forth in Subsection III(B) below.

(B)

Enrollment and Participation. An Eligible Employee shall enroll in the Plan and become a Participant in an Offering Period by submitting a properly completed Enrollment Agreement to the Plan Administrator during the Enrollment Period. The Plan Administrator shall establish enrollment procedures for the submission of such Enrollment Agreements using written and/or electronic election forms and shall communicate such procedures to all Eligible Employees. An Eligible Employee who does not timely submit a properly completed Enrollment Agreement to the Plan Administrator during the Enrollment Period for an Offering Period shall not participate in the Plan for that Offering Period but shall be eligible to elect to participate in the Plan for any subsequent Offering Period by timely submitting a properly completed Enrollment Agreement to the Plan Administrator during the Enrollment Period for any future Offering Period. A Participant may be required deliver to the Plan Administrator a new Enrollment Agreement for each subsequent Offering Period in accordance with the procedures established herein.

(C)

No Rights to Employment. Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any Employee any right to continue in the employ of the Company, a Participating 423 Subsidiary or a

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Participating Non-423 Subsidiary, nor shall anything in the Plan affect the right of the Company, a Participating 423 Subsidiary or a Participating Non-423 Subsidiary to terminate the employment of any Employee, with or without cause.

IV.	Participant Contributions Via Payroll Deductions

(A)

Payroll Deductions. Except as provided in Subsection IV (F) below, shares of Common Stock acquired under the Plan may be paid for only by means of payroll deductions from a Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted. Payroll deductions shall commence on the first pay day of each Payroll Deduction Period and shall continue to be deducted each pay day through the end of the Payroll Deduction Period, unless as otherwise determined herein.

(B)

Amount of Participant Contributions. An Eligible Employee who elects to enroll in the Plan as a Participant shall designate in the Enrollment Agreement a fixed dollar amount of his or her Compensation (in whole dollars only) to be deducted each pay period during each Payroll Deduction Period and paid into the Plan for his or her account. The minimum amount of a Participant’s contributions for each pay period shall be Twenty-five Dollars ($25.00). The maximum amount of a Participant’s contributions for each Offering Period shall be $12,500 (subject to such further limitation so as to comply with the provisions of Subsections V (C) and V (D) below). Notwithstanding the foregoing, the Plan Administrator may change the designated enrollment amount, minimum contribution amount, and/or contribution limits for any future Offering Period and may, for the sake of clarity, establish these amounts and/or contribution limits as a percentage of a Participant’s Compensation (rather than as a fixed dollar amount).

(C)

No Interest on Participant Contributions. Except as may be otherwise determined by the Plan Administrator or required pursuant to applicable law, interest shall not be paid on a Participant’s contributions to the Plan for the purchase of shares of Common Stock.

(D)

Changes to Participant Contributions. Except as may be otherwise determined by the Plan Administrator, a Participant may elect to change the amount of payroll deductions during an Offering Period by submitting an amended Enrollment Agreement authorizing such change to the Plan Administrator in accordance with such procedures established by the Plan Administrator, and such change shall become effective as soon as reasonably practicable following the Plan Administrator’s receipt of such amended Enrollment Agreement. A Participant who elects to decrease the rate of his or her payroll deductions to zero dollars shall remain a Participant in the Plan for the Offering Period.

(E)

Suspension of Participant Contributions. The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable in order to comply with the various limitations provided in the Plan. If the Company suspends a Participant’s payroll deductions under this provision, the Participant may re-enroll in the Plan and participate in future Offering Periods by satisfying the requirements of Section III.

(F)

Prohibition on Payroll Deductions. The payroll deduction provisions hereunder shall not apply to Participants employed in countries outside of the United States where payroll deductions are prohibited under local law. Such Participants shall be permitted to make contributions to the Plan for the purchase of shares of Common Stock through such other form(s) of contribution as may be designated by the Plan Administrator and permitted under local law, and which are specified under an applicable sub-plan or separate offering of the Plan.

(G)

Bookkeeping Accounts for Participant Contributions. Individual bookkeeping accounts shall be maintained for each Participant to reflect the payroll deductions or other contributions to the Plan for the purchase of shares of Common Stock by such Participant. All payroll deductions or other amounts contributed to the Plan shall be deposited with the general funds of the Company or an applicable Participating 423 Subsidiary/Participating Non-423 Subsidiary, and may be used by the Company or an applicable Participating 423 Subsidiary/Participating Non-423 Subsidiary for any corporate purpose. Notwithstanding the foregoing, to the extent required under local law, the payroll deductions or other contributions to the Plan for the purchase of shares of Common Stock by Participants outside the United States shall be held in a segregated account and shall not be commingled with the general funds of the Company or an applicable Participating 423 Subsidiary/Participating Non-423 Subsidiary. Until shares of Common Stock are issued, Participants only shall have the rights of an unsecured creditor, although Participants in specified Offerings may have additional rights where required under local law, as determined by the Plan Administrator.

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V.	Grant of Purchase Rights

(A)

General. On each Offering Date, the Company shall grant to each Participant a Purchase Right under the Plan to purchase shares of Common Stock. Each Purchase Right shall be treated as an option for purposes of Code Section 423.

(B)	Term of Purchase Right. Each Purchase Right shall have a term equal to the length of the Offering Period to which the Purchase Right relates.

(C)

Number of Shares of Common Stock Subject to a Purchase Right. On the Offering Date of each Offering Period, each Participant shall be granted a Purchase Right to purchase for such Offering Period (at the applicable Purchase Price) up to a maximum number of shares of Common Stock determined by dividing such Participant’s payroll deductions or contributions accumulated for such Offering Period by the Fair Market Value of a share of Common Stock on the Offering Date; provided, however, that in no event will a Participant be permitted to purchase more than Twenty-Five Thousand U.S. Dollars ($25,000) worth of shares of Common Stock, subject to adjustment pursuant to Section X, for each calendar year during which such Purchase Right is outstanding. The purchase of shares of Common Stock pursuant to the Purchase Right shall occur as provided in Section VI, unless the Participant has withdrawn pursuant to Section VII. Each Purchase Right shall expire on the last day of the Offering Period. In connection with each Offering Period made under the Plan, the Plan Administrator may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering Period. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering Period would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata (based on each Participant’s accumulated payroll deductions for such Offering Period) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

(D)

Limitation under Code Section 423(b)(8). Notwithstanding any provision in this Plan to the contrary, no Participant shall be granted a Purchase Right under the Code Section 423 Component of the Plan to the extent that it permits his or her right to purchase shares of Common Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating 423 Subsidiary intended to meet the requirements of Code Section 423, exceeds Twenty-Five Thousand U.S. Dollars ($25,000) in Fair Market Value of Common Stock (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the Participant as soon as administratively practicable following the next Offering Date.

(E)

No Assignment. A Purchase Right granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant of a Purchase Right or any rights granted under the Plan.

VI.	Purchase of Shares of Common Stock

(A)

Exercise of Purchase Right. The Purchase Right for each Participant automatically shall be exercised on each Purchase Date and such Participant automatically shall acquire the number of whole and fractional shares of Common Stock determined by dividing (i) the total amount of the Participant’s payroll deductions accumulated in his or her Plan account during the Purchase Period, by (ii) the Purchase Price, to the extent the issuance of Common Stock to such Participant upon such exercise is lawful. However, in no event shall the number of shares of Common Stock purchased by the Participant during all Purchase Periods within an Offering Period exceed the number of shares of Common Stock subject to the Participant’s Purchase Right, as determined under Subsection V(C) above. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded, without interest, to the Participant as soon as reasonably practicable after such Purchase Period ends. Notwithstanding the foregoing, the Plan Administrator may establish alternative means for treating amounts remaining in Participant Accounts following any Purchase Date to the extent consistent with applicable law.

(B)

Oversubscription. In the event, with respect to any Offering hereunder, that the number of whole and fractional shares of Common Stock that might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Common Stock available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Company shall determine to be equitable.

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(C)

Delivery of Common Stock. As soon as reasonably practicable after each Purchase Date, the Company shall arrange for the delivery of the full and fractional shares of Common Stock acquired by the Participant on such Purchase Date to the Participant’s Plan Account. Shares of Common Stock to be delivered to a Participant under the Plan shall be registered and/or recorded in the name of the Participant.

(D)

Dividends; Dividend Reinvestment. Any dividends paid on the shares of Common Stock acquired under the Plan (and credited to the Participant’s Plan Account by the Plan Administrator with an effective date on or before the applicable ex-dividend date) shall be credited to the Participant’s Plan Account.

(E)

Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Common Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and non-U.S. tax withholding obligations of the Company, a Participating 423 Subsidiary or a Participating Non-423 Subsidiary that arise upon exercise of the Purchase Right or upon such disposition of shares, if any, in accordance with such procedures and withholding methods as may be established by the Company. The Company, a Participating 423 Subsidiary or a Participating Non-423 Subsidiary may, but shall not be obligated to, withhold from any compensation or other amounts payable to the Participant the amount necessary to meet such withholding obligations. The Company will not be required to issue any Common Stock under the Plan until such obligations are satisfied.

(F)

Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised at the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of such Offering Period.

(G)

Reports to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as reasonably practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Common Stock purchased, the Purchase Price for such shares of Common Stock, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded to the Participant. The report may be provided in such form and by such means, including by electronic transmission, as the Company may determine.

(H)

Required Holding Period. Except as may be otherwise determined by the Plan Administrator, a Participant may not sell or otherwise dispose of any shares of Common Stock acquired under the Plan unless and until the Required Holding Period for such shares has been satisfied. Notwithstanding the foregoing, (1) upon a Participant’s death, disability, retirement or involuntary termination of employment without cause, the Required Holding Period shall lapse and shall not apply to any shares of Common Stock acquired by the Participant under the Plan, and (2) upon the approval of a Participant’s request for a hardship withdrawal, as such term “hardship” is defined under the Corteva Retirement Savings Plan, the Required Holding Period shall lapse for such number of shares of Common Stock acquired by the Participant under the Plan as may be necessary to satisfy such hardship, as determined by the Plan Administrator in its sole discretion.

(I)

Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all shares of Common Stock acquired pursuant to the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy of the Company currently in effect or as may be adopted by the Company and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

VII.	Common Stock Authorized for Issuance Under the Plan

(A)

Common Stock Subject to the Plan. The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be 5,000,000 shares, subject to adjustment in accordance with Section X. Such shares may be used to satisfy the purchase of shares of Common Stock under either the Code Section 423 Component of the Plan or the Non-Code Section 423 Component of the Plan. Shares of Common Stock issued under the Plan may consist of authorized but unissued shares, reacquired shares (treasury shares), or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Common Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

(B)

Legends. The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Common Stock issued under the Plan. The Participant

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shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of the Plan.

(C)

Compliance with Laws. The Company shall not be obligated to issue any Common Stock pursuant to any offering under the Plan at any time when the offer, issuance, or sale of shares covered by such Offering (1) has not been registered under the Securities Act of 1933, as amended, or does not comply with such other federal, state or non-U.S. securities or exchange control laws, rules or regulations, or the requirements of any stock exchange upon which the Common Stock may then be listed, as the Company or the Board deems applicable, and (2) in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations, or requirements available for the offer, issuance, and sale of such shares of Common Stock. Further, all stock acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities or exchange control laws and regulations, as such policies may be amended from time to time. The issuance of shares of Common Stock under the Plan shall be subject to compliance with all applicable requirements of federal, state or non-U.S. law with respect to such securities. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

VIII.	Termination of Employment; Voluntary Withdrawal

(A)

Termination of Employment. Except as may be otherwise determined by the Plan Administrator, in the event that (1) the employment of a Participant terminates for any reason during an Offering Period, including death, permanent disability, or retirement, except a transfer of employment addressed in Subsection VIII(B) below, or (2) a Participant ceases to be an Eligible Employee during an Offering Period, the Participant’s participation in the Plan and any rights thereunder shall terminate immediately and thereupon, automatically and without any further act on his or her part, such Participant’s payroll deduction authorization shall terminate. Any payroll deductions or other contributions credited to the Participant that have not yet been applied towards the purchase of shares of Common Stock shall, as soon as reasonably practicable following such termination of employment, be returned to the Participant (without interest, unless otherwise required under applicable law).

(B)

Employee Transfer. Except as may be otherwise determined by the Plan Administrator, if a transfer employment from a Participating 423 Subsidiary/Participating Non-423 Subsidiary to a non-Participating 423 Subsidiary/non-Participating Non-423 Subsidiary, or, as necessary, from a Participating 423 Subsidiary to a Non-423 Subsidiary, or vice versa, during any month in the Offering Period, the Participant’s payroll deductions taken as of the date of the Participant’s transfer, if any, shall be used to purchase shares of Common Stock no later than the last Trading Day of the Offering Period in which such transfer occurs, or as agreed by the Plan Administrator. Thereafter, the Participant’s participation in the Plan shall terminate.

(B)

Voluntary Withdrawal. A Participant may voluntarily withdraw from the Plan at any time and receive a refund of all payroll deductions credited to his or her Plan account that have not been applied toward the purchase of shares of Common Stock by submitting a withdrawal election to the Plan Administrator in accordance with such procedures as established by the Plan Administrator. The payroll deductions of a Participant who has withdrawn from the Plan shall be refunded (without interest) to the Participant as soon as reasonably practicable after the withdrawal and may not be applied to the purchase of shares of Common Stock in any other Offering under the Plan. A Participant who withdraws from the Plan may elect to re-enroll in the Plan in accordance with Section III.

(C)

Administrative Costs for Plan Accounts of Terminated Participants. Responsibility for payment of administrative costs to maintain a terminated Participant’s Plan Account may be transferred from the Company to the terminated Participant, as determined by the Plan Administrator from time to time.

IX.	Plan Administration

(A)

General. The Plan will be administered by the Plan Administrator. The Plan Administrator is vested with full authority to administer, interpret and make rules regarding the Plan. The Plan Administrator shall have the authority to interpret the Plan as it may deem advisable and to make determinations that shall be final, binding

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and conclusive upon all persons. Subject to the provisions of the Plan, the Plan Administrator shall determine all of the relevant terms and conditions of any rights under the Plan, including (but not limited to) the Offering Date, the Offering Period, the Payroll Deduction Period, the Purchase Date and the Purchase Price; provided, however, that all Participants under the Code Section 423 Component of the Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5) and provided further, that the Purchase Price for any Offering Period under the Code Section 423 Component of the Plan or any Offering Period under the Non-Code Section 423 Component of the Plan may not be established at a price which does not comply with the requirements of Code Section 423. The Committee may assign any of its administrative tasks set forth herein to the Plan Administrator, except that the Committee may not delegate its authority to make adjustments pursuant to Section X. No member of the Board, Committee or the Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan. All expenses incurred in connection with the operation and administration of the Plan shall be paid by the Company.

(B)

Delegation by Plan Administrator. The Plan Administrator may delegate to officers, employees or third party vendors the authority to administer the Plan subject to the rules and interpretive determinations promulgated by the Plan Administrator. Such delegation shall not make such officer or employee, if otherwise an Eligible Employee, ineligible to participate in the Plan.

(C)

Policies and Procedures. To the extent not inconsistent with the Plan, the Plan Administrator and/or Committee may authorize and establish such rules and regulations as it may determine to be advisable to make the Plan effective or to provide for its operation and administration, and may take such other action with regard to the Plan as it shall deem advisable to effectuate its purpose, including, without limitation, the establishment of procedures that may be necessary to ensure compliance with Rule 16b-3 of the Securities Exchange Act of 1934.

(D)

Non-Code Section 423 Component for Participation Outside of the United States. The Plan Administrator may, in its sole discretion, establish sub-plans or separate offerings under the Non-Code Section 423 Component of the Plan which do not satisfy the requirements of Code Section 423 for purposes of effectuating the participation of Eligible Employees employed by a Participating Non-423 Subsidiary located in countries outside of the United States. For purposes of the foregoing, the Plan Administrator may establish one or more sub-plans or separate offerings to: (1) amend or vary the terms of the Non-Code Section 423 Component of the Plan in order to conform such terms with the laws, rules and regulations of each country outside of the United States where the Participating Non-423 Subsidiary is located; (2) amend or vary the terms of the Non-Code Section 423 Component of the Plan in each country where the Participating Non-423 Subsidiary is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants or a Participating Non-423 Subsidiary, or (3) amend or vary the terms of the Non-Code Section 423 Component of the Plan in each country outside of the United States where a Participating Non-423 Subsidiary is located as it considers necessary or desirable to meet the goals and objectives of the Non-Code Section 423 Component of the Plan. Each sub-plan established pursuant to this Subsection IX(D) shall be reflected in a written appendix to the Non-Code Section 423 Component of the Plan for each Participating Non-423 Subsidiary in such country, and shall be treated as being separate and independent from the Code Section 423 Component of the Plan; provided, the total number of shares of Common Stock authorized to be issued under the Plan shall include any shares of Common Stock issued under the Non-Code Section 423 Component of the Plan (including each sub-plan). To the extent permitted under applicable law, the Plan Administrator may delegate its authority and responsibilities under this Section in accordance with Section IX(B).

X.	Recapitalization, Reorganization and Change in Control.

(A)

Adjustments for Changes in Common Stock. In the event of any stock dividend, extraordinary cash dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets, spin-off or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan and each Purchase Right, and in the Purchase Price. If a majority of the shares of Common Stock which are of the same class as the shares of stock that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control as described in Subsection X(B) below) shares of another corporation, the Committee may unilaterally amend the outstanding Purchase Rights

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to provide that such Purchase Rights are exercisable for new shares of stock. In the event of any such amendment, the number and kind of shares of stock subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Administrator, in its sole discretion. In no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Plan Administrator pursuant to this Subsection X(A) shall be final, binding and conclusive. Notwithstanding the foregoing, upon the occurrence of any event covered under this Subsection X(A), the Plan Administrator may, in its sole discretion, terminate the existing Offering Period and refund all accumulated and unused Participant contributions to Participants.

(B)

Change in Control. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Company”), may assume the Company’s rights and obligations under the Plan. If the Acquiring Company elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Plan Administrator, but the number of shares of Common Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights that are neither assumed by the Acquiring Company in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

XI.	Termination and Amendment of the Plan

(A)

The Board, or by delegation to the Committee or the Plan Administrator, may at any time terminate, suspend or amend the Plan; provided that, such termination, suspension or amendment will not affect elections already accepted by the Company; and provided further that, any termination, suspension or amendment of the Plan shall be subject to the approval of the shareholders of the Company to the extent required under applicable law.

(B)	The Plan and all rights of employees hereunder, if not terminated earlier, shall terminate:

(1)	at the close of any Offering Period, if theretofore declared terminated by the Board or Committee; or

(2)	upon the issuance of all shares of Common Stock authorized for issuance under the Plan.

XII.	Code Section 409A and Tax Qualification

(A)

Code Section 409A. The Plan and any offering to purchase shares of Common Stock under the Plan are intended to be exempt from the application of Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Plan Administrator determines that any rights to purchase shares of Common Stock granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause such right under the Plan to be subject to Code Section 409A, the Plan Administrator may amend the terms of the Plan and/or of an outstanding right to purchase shares of Common Stock granted under the Plan, or take such other action as the Plan Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding offerings that may be granted under the Plan from or to allow any such offerings to comply with Code Section 409A, but only to the extent any such amendments or action by the Plan Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the offering under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto. The Company makes no representation that the right to purchase shares of Common Stock under the Plan is compliant with Code Section 409A.

(B)

Tax Qualification. Although the Company may endeavor to (1) qualify an offering under the Plan for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (2) avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Plan. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

XIII.	Indemnification

(A)

In addition to such other rights of indemnification as they may have as members of the Committee, Plan Administrator, or officers, employees of a Participating 423 Subsidiary or a Participating Non-423 Subsidiary, members of the Committee, Plan Administrator, and any officers or employees of a Participating 423 Subsidiary

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or a Participating Non-423 Subsidiary to whom authority to act for the Committee, Plan Administrator or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjusted in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

XIV.	Miscellaneous

(A)

Transferability. Payroll deductions, contributions credited to a Participant’s account and any rights with regard to the purchase of shares of Common Stock pursuant to a Purchase Right or to receive shares of Common Stock under the Plan may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as otherwise determined in the Plan) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its discretion, treat such act as an election to withdraw from the Plan in accordance with Section VIII.

(B)

Severability. If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such determination shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.

(C)

Governing Law and Jurisdiction. The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Delaware (regardless of the laws that might be applicable under principles of conflicts of laws). Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Delaware (regardless of the laws that might be applicable under principles of conflicts of laws), without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought.

(D)

Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.

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Documents	Incorporated by Reference into this Proxy Statement

1.	“Our Relationship with New DuPont and Dow Follow the Distribution” in Exhibit 99.1 to the Company’s Registration on Form 10, dated May 6, 2019.

2.	Item 1.01 of the Company’s Current Report on Form 8-K, dated June 3, 2019.

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CORTEVA INC.
ATTN: OFFICE OF THE CORPORATE SECRETARY 974 CENTRE ROAD, BUILDING 735 WILMINGTON, DE 19805
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you access the website and follow the instructions to cast your vote.
During The Meeting - Go to www.virtualshareholdermeeting.com/CTVA2020
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by the cut-off date (see reverse side).
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E98709-P37753-Z76669 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
CORTEVA INC.
The Board of Directors recommends that you vote FOR all director nominees in Agenda Item 1, FOR Agenda Items 2, 4 and 5, and 1 Year for Agenda Item 3.
1. Election of the 12 directors named in the Proxy Statement.
For Against Abstain
Nominees:
1a. Lamberto Andreotti
1b. Robert A. Brown
1c. James C. Collins, Jr.
1d. Klaus A. Engel
1e. Michael O. Johanns
1f. Lois D. Juliber
1g. Rebecca B. Liebert
1h. Marcos M. Lutz
1i. Nayaki Nayyar
1j. Gregory R. Page
1k. Lee M. Thomas
1l. Patrick J. Ward
For Against Abstain
2. Advisory resolution to approve executive compensation of the Company’s named executive officers.
1Year 2 Years 3 Years Abstain
3. Advisory resolution on the frequency of the stockholder vote on the compensation of the Company’s named executive officers. For Against Abstain
4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020.
5. Approval of Corteva, Inc. Global Omnibus Employee Stock Purchase Plan.
6. Transaction of any other business as may properly come before the 2020 Meeting.
Please sign exactly as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. All holders must sign. If a corporation, sign the full corporate name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 28, 2020:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
YOUR VOTE IS IMPORTANT. PLEASE VOTE THE SHARES AS SOON AS POSSIBLE.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
E98710-P37753-Z76669
CORTEVA INC.
Annual Meeting of Stockholders April 28, 2020, 11:00 AM Central Time
This Proxy is Solicited on Behalf of the Board of Directors.
The undersigned hereby appoints James C. Collins, Jr., Gregory R. Page and Cornel B. Fuerer or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 28, 2020, and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given.
Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR all director nominees in Agenda Item 1, FOR Agenda Items 2, 4 and 5, and 1 Year for Agenda Item 3, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meeting. To vote in accordance with the Corteva Board of Directors’ recommendations, just sign and date on the reverse side; no voting boxes need to be checked.
NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS
If you are a participant in certain employee savings plans, a trustee for the relevant employee savings plan may vote, as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary, all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, or vote by Internet or telephone.
The cut-off date for shares held in employee savings plans is April 23, 2020. The cut-off date for all other shares is April 27, 2020.
Continued and to be signed on reverse side